As filed with the Securities and Exchange Commission on February 7, 1997
                                                      Registration No. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
    ------------------------------------------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
    ------------------------------------------------------------------------


                     THE GREAT AMERICAN BACKRUB STORE, INC.
                 (Name of small business issuer in its Charter)

New York                        5999                       13-3729043
-----------------          -------------------------    --------------------
(State or Other            (Primary Standard             (I.R.S. Employer
Jurisdiction of            Industrial Classification     Identification
Incorporation or           Code Number)                  Number)
Organization)

                               425 Madison Avenue
                                    Suite 605
                            New York, New York 10017
                                 (212) 750-7046
          -------------------------------------------------------------
          (Address and telephone number of Principal Executive Offices)

                            William Zanker, President
                     The Great American BackRub Store, Inc.
                               425 Madison Avenue
                                    Suite 605
                            New York, New York 10017
                                 (212) 750-7046
          --------------------------------------------------------------
            (Name, Address and Telephone Number of Agent For Service)

          --------------------------------------------------------------


                          Copies of Communications to:

STEPHEN IRWIN, ESQ.                             MARK SCHWARZ, ESQ.
OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP          LAW OFFICES OF MARK SCHWARZ
505 PARK AVENUE                                 545 MADISON AVENUE - 16TH FLOOR
NEW YORK, NEW YORK 10022                        NEW YORK, NEW YORK 10022

    ------------------------------------------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registration statement becomes effective.
     ------------------------------------------------------------------------


If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


------------------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                        Proposed Maximum
Title of each Class of Securities      Aggregate Offering       Amount of
         to be Registered                    Price(1)        Registration Fee
-------------------------------------------------------------------------------
Shares of Common Stock                    $579,248(2)          $175.53
-------------------------------------------------------------------------------
Redeemable Warrants to purchase                 --                    --
Preferred Stock
-------------------------------------------------------------------------------
Shares of Preferred Stock
underlying the Redeemable
Warrants(3)                             $16,000,000           $4,848.48
-------------------------------------------------------------------------------
Shares of Common Stock issuable                  --                    --
upon conversion of the Preferred
Stock underlying the Redeemable
Warrants(3)
-------------------------------------------------------------------------------
Total Registration Fee                           --                $5,024.01
===============================================================================

-------------------
(1)      Estimated solely for the purpose of calculating the registration fee.
(2) Estimated based upon $4.00, the closing bid price of the Common Stock on the Nasdaq SmallCap Market on January 31, 1997.
(3) Pursuant to Rule 416, there also are being registered such additional securities as may be required for issuance pursuant to the anti-dilution provisions of the Redeemable Warrants and the Preferred Stock.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED FEBRUARY 7, 1997


            2,000,000 REDEEMABLE WARRANTS AND UP TO 16,144,812 SHARES
             OF COMMON STOCK AND 2,000,000 SHARES OF PREFERRED STOCK

                     THE GREAT AMERICAN BACKRUB STORE, INC.

         This Prospectus relates to 2,000,000 redeemable warrants (the "Redeemable Warrants") and up to 16,144,812 shares (the "Common Shares") of common stock, $.001 par value (the "Common Stock") and 2,000,000 shares (the "Preferred Shares") of Series B convertible preferred stock, $.001 par value (the "Preferred Stock"), of The Great American Backrub Store, Inc., a New York corporation (the "Company"). The Preferred Shares and Common Shares (the "Shares") and Redeemable Warrants may be offered by certain holders (the "Holders") thereof. See "Description of Securities."

         Each Redeemable Warrant entitles the holder to purchase one share of Preferred Stock at an exercise price of $8.00 per share, subject to adjustment, commencing on _______, 1998 [12 months from the date of this Prospectus] until ______, 2001 [four years from the date of this Prospectus]. Each Redeemable Warrant is redeemable by the Company at a redemption price of $0.001 commencing _________, 1998 [12 months from the date of this Prospectus] (subject to the consent of Investors Associates, Inc. ("IAI"), the underwriter in a public offering by the Company (the "Company Offering") that is the subject of a separate registration filed by the Company, if notice of redemption is given prior to 24 months from the date of this Prospectus) on 30 days' prior written notice, provided that the closing price of the Common Stock equals or exceeds 120% of the exercise price of the Redeemable Warrants for the 10 trading days ending on the third trading day immediately prior to the notice of redemption. See "Description of Securities".

         The Shares and Redeemable Warrants may be offered by the Holders from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Holders may effect such transactions by selling the Shares or Redeemable Warrants to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or communications from the Holders and/or the purchasers of the Shares or Redeemable Warrants for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of the customary commissions). To the extent required, the specific Shares or Redeemable Warrants to be sold, the names of the holders, the public offering price, the names of such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.

         None of the proceeds from the sale of the Shares or Redeemable Warrants by the Holders will be received by the Company. The Company has agreed to bear certain expenses (other than selling commissions and fees and expenses of counsel and other advisors to the Holders) in connection with the registration and sale of the Shares and Redeemable Warrants being offered by the Holders.

         The Company's Common Stock is traded on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "RUBB." On ______, 1997, the closing bid price for the Common Stock on Nasdaq was $_____. See "Price Range of Common Stock." Prior to the date of this Prospectus, there has been a limited public market for the Common Stock and no public market for the Preferred Stock or the Redeemable Warrants and there can be no assurance that such a market will develop or that, if developed, it will be sustained. Application has been made for approval for quotation on Nasdaq of the Common Shares under the symbol "RUBB".

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Holders and any broker-dealers, agents or underwriters that participate with the Holders in the distribution of the Shares or Redeemable Warrants may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Shares or Redeemable Warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates in this Prospectus by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"): (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 and (b) the Company's Quarterly Reports on Form 10-QSB for the three month periods ended March 30, 1996, June 30, 1996 and September 30, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         The Company's  Application  for  registration of its Common Stock under
Section 12(g) of the Exchange Act filed on February 23, 1995, is incorporated by reference into this Prospectus and shall be deemed to be a part thereof.

         Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests should be directed to the Company, Attention: Keith R. Dee, telephone number (212) 750-7046.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION HEREIN ASSUMES (I) NO EXERCISE OF (A) THE REDEEMABLE WARRANTS (B) THE UNDERWRITER'S OVER-ALLOTMENT OPTION IN THE COMPANY OFFERING, OR (C) THE UNDERWRITER'S OPTION IN THE COMPANY OFFERING (THE "UNDERWRITER'S OPTION") AND (II) NO CONVERSION OF THE PREFERRED STOCK. UNLESS OTHERWISE INDICATED, ALL SHARE AND PER SHARE DATA IN THIS PROSPECTUS HAVE BEEN ADJUSTED TO REFLECT A 1 FOR 8 REVERSE STOCK SPLIT EFFECTED ON FEBRUARY 23, 1995. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

                                   THE COMPANY

         The Company is a development stage company engaged in the creation of a proposed national chain of owned and franchised stores under the name "The Great American BackRub Store," which offer reasonably-priced back rubs to customers while they are seated and fully clothed in a clean, open, non-threatening environment. The back rubs currently offered by the Company are for 5, 10, 20, 30 or 45 minutes, priced at approximately $8.95, $16.95, $28.95, $38.95 and $49.95, respectively. By design, The Great American BackRub Store is a specialty interactive retailer offering a wide range of massage and stress reduction
products,   including  oils,  bath  salts,  back  supports  and  electronic  and mechanical stress reduction devices (priced generally from $4.95 to $250). The Company believes that the combination of a boutique retail concept with back rub services makes The Great American BackRub Store a unique shopping experience.

         The Company currently owns and operates 11 retail stores in New York City, one in The Westchester mall in White Plains, New York, and one at the Woodfield Mall in the Chicago metropolitan area. In addition, the Company has entered into franchise agreements for two locations, one at the Roosevelt Field Mall on Long Island, New York and the other at the Cherry Creek Mall in Denver, Colorado. The Company has also granted an option for a third franchise in the Los Angeles, California metropolitan area. The Company plans to open approximately 40 Company-owned and/or franchised stores within two years from the date of this Prospectus, although there can be no assurance that the Company will be successful in this plan. The Company intends to devote a substantial portion of the net proceeds of the Company Offering to the construction of Company-owned stores. The Company intends to place its stores in high traffic locations such as malls, airports, urban sites and casinos.

         The typical Great American BackRub Store location comprises approximately 600 to 1,200 square feet, of which 300 to 600 square feet is used as retail space. Customers are seated on a specially-designed chair which provides cushioned support for the chest, arms and head. The Company's stores are designed to permit people both inside and outside the store to view the back rub process and at the same time maintain the privacy of the back rub customer. The Company's stores will also offer back rub services off-site, to corporate offices, convention centers and tourist attractions. All back rub services are provided by therapists who are either licensed (in states where such licensing is required) or have completed training at a school certified by a recognized trade association.

         The Company's growth strategy is to be implemented primarily by Terrance C. Murray, the Company's Chief Executive Officer, who previously served as the executive vice president, operations of Supercuts, Inc. Supercuts, Inc. is a hair care chain with in excess of 1,000 company-owned and franchised stores in 43 states and Puerto Rico. The Company believes that the substantial national retail and franchise experience of Mr. Murray will be an asset to the Company.

         On December 27, 1996, the Company consummated a $266,666.68 financing (the "Bridge Financing") (the net proceeds of which were approximately $175,000), consisting of five and one-third investment units comprising an aggregate of

(i) $262,666.68 principal amount of promissory notes (the "Bridge Notes") which bear interest at the rate of 10% per annum and are due and payable upon the earlier of (a) consummation of the Company Offering or (b) December 27, 1997 and
(ii) 4,000,000 warrants (the "Bridge Warrants"). Each Bridge Warrant entitles the holder to purchase one share of Series A Preferred Stock of the Company at an exercise price of $5.00 per share (subject to adjustment upon the occurrence of certain events). Upon consummation of the Company Offering each Bridge Warrant shall automatically, without any action by the holder thereof, be converted into one-half of a Redeemable Warrant, each Redeemable Warrant entitling the holder thereof to purchase one share of the Series B Preferred Stock at an exercise price of $8.00 per share (subject to adjustment upon the occurrence of certain events) commencing on _____________, 1998 [12 months from the date of this Prospectus] until ______________, 2001 [four year from the date of this Prospectus]. See "Description of Securities." The Redeemable Warrants, the shares of Preferred Stock issuable upon exercise of the Redeemable Warrants and the shares of Common Stock into which the Preferred shares are convertible are being registered under the Securities Act in the Registration Statement of which this Prospectus is a part. The Company intends to use a portion of the proceeds of the Company Offering to repay the entire principal amount of, and accrued interest on, the Bridge Notes. See "Company Offering."

         The Company was incorporated under the laws of the State of New York in December 1992 under the name American Backrub Stores, Inc. The Company's executive offices are located at 425 Madison Avenue, Suite 605, New York, New York 10017 and its telephone number is (212) 750-7046.

                                  THE OFFERING

Common Stock Outstanding
 Prior to the Offering:                  2,393,354(1)

Common Stock to be Outstanding
 After the Offering:                     2,393,354(1)

Preferred Stock to be Outstanding
 After the Offering:                       270,000(2)

Redeemable Warrants to be
 Outstanding After the Offering:         2,000,000

Nasdaq SmallCap Market Symbols:          Common Stock: RUBB

Proposed OTC Symbols:                    Preferred Stock:______
                                         Warrants:_____________

Risk Factors:                            The   purchase   of   the    Redeemable
                                         Warrants,  Common Shares,  or Preferred
                                         Shares offered  hereby  involves a high
                                         degree of risk.  Prospective  investors
                                         should  review  carefully  and consider
                                         the  information  set forth under "Risk
                                         Factors."

------------------

  (1) Excludes 370,000 shares of Common Stock reserved for issuance upon exercise of certain outstanding options granted to the Company's executive officers and a former officer, 75,000 shares of Common Stock reserved for issuance pursuant to the Company's 1994 Employee Stock Option Plan (the "Employee Plan") (8,500 of which options have been granted to date), 110,000 shares of Common Stock reserved for issuance upon exercise of certain warrants granted in connection with a previous financing, an aggregate of 125,000 shares of Common Stock reserved for issuance upon exercise of warrants granted to the representative of the underwriters in connection with the Company's initial public offering, an aggregate of 50,000 shares of Common Stock reserved for issuance upon exercise of certain options issued to directors of the Company, and an aggregate of 148,500 shares of Common Stock reserved for issuance upon exercise of outstanding options granted to consultants and a former consultant to the Company. It is currently contemplated that approval of an amendment to the Employee Plan increasing the number of shares of Common Stock available for issuance thereunder will be sought at the Company's next annual shareholders' meeting, which is expected to occur in May 1997.

  (2) Consists of 270,000 shares of Preferred Stock offered by the Company in the Company Offering. Excludes 40,500 Shares of Preferred Stock covered by an over-allotment option in the Company Offering. See "Company Offering."

                              CERTAIN DEVELOPMENTS

FRANCHISE/FRANCHISE OPTION TERMINATIONS

         The Company's first franchised store (the "Las Vegas Store") opened in July 1994 in Las Vegas, Nevada. The Company entered into a franchise agreement (the "Franchise Agreement") with its Las Vegas franchisee (the "Franchisee") on June 1, 1994. Pursuant to the Franchise Agreement, the Franchisee paid the Company an initial, non-recurring, non-refundable franchise fee of $10,000. In addition, the Franchisee paid the Company a monthly royalty fee equal to 8% of the Franchisee's gross monthly revenues (as such term is defined in the Franchise Agreement). The Franchisee also paid to the Company an advertising and sales promotion fee which is equal to the greater of 3% of the Franchisee's gross monthly revenues or $1,000. On May 30, 1995, the Company and the Franchisee entered into a franchise termination agreement whereby (i) the Franchise Agreement and related sublease were terminated, (ii) the Company purchased certain assets from the Franchisee and (iii) the Company and the Franchisee provided for the mutual release of any obligations of each to the other whether arising out of the Franchise Agreement, the sublease or otherwise. The purchase price for the assets conveyed by the Franchisee to the Company was $25,000 and 18,185 shares of Common Stock. Simultaneously with execution and delivery of the Franchise Termination Agreement, the Company closed the Las Vegas Store.

         The Company entered into two option agreements (the "Bay Area Option Agreements") with Bay Area Backs I, a California limited partnership (the "Optionee"), on June 20, 1994 and June 21, 1994, respectively, for the opening of two franchised stores in the San Francisco area. Pursuant to the Bay Area
Option Agreements, the Optionee paid to the Company $5,000 for each of two options (the "Bay Area Options") to require the Company to enter into franchise agreements with the Optionee. On May 30, 1995, the Company and the Optionee entered into an option termination agreement whereby (i) the Bay Area Option Agreements were terminated, (ii) the Company purchased certain assets from the Optionee and (iii) the Company and the Optionee provided for the mutual release of any obligations of each to the other whether arising out of the Bay Area Option Agreements or otherwise. The purchase price for the assets conveyed by the Optionee to the Company and the termination of the Bay Area Options was $27,300.

         Upon termination of the franchise and the options referred to above, the Company suspended its franchise program and focused on developing its Company- owned stores. In September 1996, the Company resumed the marketing of its franchise program.

         As of the date hereof, the Company has entered into two franchise agreements, one for a location at Roosevelt Field Mall, Long Island, New York, and the second for the Cherry Creek Mall, Denver, Colorado. Certain officers of the Company hold an approximately 22% equity interest in the Roosevelt Field Mall franchisee. See "Certain Transactions." Both locations are currently open. In addition, the Company has entered into an option agreement (the "Franchise Option Agreement") for a franchise location in the Los Angeles, California metropolitan area. Under the terms of both franchise agreements, the franchisee has paid the Company a $12,500 initial, non-recurring, non-refundable, franchise fee and has agreed to pay a monthly royalty equal to 6% of the franchise's gross monthly revenues (as such term is defined in the Franchise Agreement). Under the terms of the Franchise Option Agreement, the optionee has paid to the Company a non-refundable fee of $5,000 (to be applied to the $12,500 franchise fee in the event the optionee enters into a franchise agreement within 120 days of the date of the Franchise Option Agreement) and the Company has given the optionee an exclusive right to open a Great American BackRub franchise within Los Angeles and Orange Counties, California for a period of 120 days. In the event that the optionee identifies a site within those counties that is acceptable to both the Company and the optionee, the Company and the franchisee will enter into a Franchise Agreement with terms identical to those described above.

CONSULTING AGREEMENT

         On February 8, 1996, the Company entered into a Financial Advisory and Consulting Agreement (the "Financial Advisory Agreement") with IAI, the underwriter in the Company Offering. The Financial Advisory Agreement expires on January 31, 1997. As compensation for the services to be rendered by IAI to the Company pursuant to the Financial Advisory Agreement, the Company paid to IAI a financial consulting fee of $100,000, and issued warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.00 per share, exercisable to and including January 31, 1997, and warrants to purchase 200,000 shares of Common Stock at an exercise price of $2.50 per share, exercisable to and including January 31, 1998 (all of which have been exercised). The Company has registered for resale the shares of Common Stock issuable upon exercise of warrants under the Securities Act.

         During the term of the Financial Advisory Agreement, IAI will provide the Company with such regular and customary consulting advice as is reasonably requested by the Company. IAI's duties will include, but will not necessarily be limited to (i) providing sponsorship and exposure in connection with the dissemination of corporate information regarding the Company to the investment community at large, (ii) arranging meetings with securities analysts, (iii) assisting in the Company's financial public relations and (iv) rendering advice regarding a future public or private offering of securities of the Company or of any of its subsidiaries. In this regard, IAI has agreed to use its best efforts to assist the Company in arranging for a private placement or public offering of securities with gross proceeds to the Company of at least $2 million.

                          SUMMARY FINANCIAL INFORMATION

         The summary financial information set forth below is derived from the financial statements appearing elsewhere in this Prospectus, which statements as at and for the nine-month periods ended September 30, 1995 and 1996 are unaudited. The summary financial information should be read in conjunction with such financial statements, including the notes thereto.




                                                                                                             December 18, 1992
                                                                                                               (Inception) to
                                                                                                               September 30,
                                           Year Ended December 31,        Nine Months Ended September 30,         1996
                                      ---------------------------------   --------------------------------   ------------------
                                         1994                1995              1995                1996
                                         ----                ----              ----                ----
STATEMENT OF
OPERATIONS DATA:
Revenues:
  Services..........................  $   525,898        $   874,320       $   535,977         $ 1,527,390    $ 2,993,245
  Products..........................      136,873            326,012            99,694             442,114        945,011
  Royalties,
    franchise
    fees and
    other...........................       44,949              1,609             2,035                 ---         46,558
                                      -----------        -----------       -----------         -----------    -----------
  Total
  revenues..........................      707,720          1,201,941           637,706           1,969,504      3,984,814
                                      -----------        -----------       -----------         -----------    -----------
Expenses:
  General and
  administrative....................      589,076          1,521,672           868,473           1,356,342      3,577,615
  Other expenses....................    1,237,619          2,327,524         1,267,923           2,158,440      6,130,027
                                      -----------        -----------       -----------         -----------    -----------
Net loss............................ $(1,118,975)       $(2,647,255)      $(1,498,690)        $(1,545,278)   $(5,722,828)
                                     ============       ============      ============        ============   ============
Net loss per
  common
  share and
  equivalents.......................      $(1.70)            $(1.67)           $(0.99)             $(0.83)            ---
Weighted average
  number of
  common
  shares and
  equivalents
  outstanding
  during the
  period............................      658,750          1,582,250         1,507,500           1,859,506            ---


                                                                        SEPTEMBER 30, 1996
BALANCE SHEET DATA:                                       ACTUAL             PRO FORMA(1)        AS ADJUSTED
                                                          ------             ------------        -----------
                                                                                                   (1)(2)
                                                                                                   ------

Current assets........................................... $1,826,405           2,001,405           $3,738,738
Total assets.............................................  3,136,922           3,311,922            5,049,255
Working capital..........................................  1,377,331           1,552,331            3,289,664
Total liabilities........................................    634,182             634,182              634,182
Total shareholders' equity...............................  2,502,740           2,677,740            4,415,073
Deficit accumulated during the development stage......... (5,722,828)         (5,722,828)          (5,985,495)

---------------
(1) Gives effect to the consummation of the Bridge Financing (sale of $262,667 of Bridge Notes for $262,667 and 4,000,000 Bridge Warrants for $4,000) including the recording of $262,667 of loan discount as an increase in additional paid-in capital and charging to additional paid-in capital of financing expenses of $91,667 related to the Bridge Financing.

(2) As adjusted to reflect: (i) the issuance of 270,000 shares of Series B Convertible Preferred Stock offered by the Company hereby and the anticipated use of proceeds to satisfy the $262,667 of Bridge Notes; and (ii) the write-off of $262,667 of loan discount. See "Use of Proceeds."

                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN, AND AFFECTING THE BUSINESS OF, THE COMPANY BEFORE MAKING AN INVESTMENT DECISION.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS CONTAINING AN EXPLANATORY PARAGRAPH THAT INDICATES GOING CONCERN UNCERTAINTIES

         The Company's independent certified public accountants have included an explanatory paragraph in their report on the Company's Financial Statements stating that the Financial Statements have been prepared based on the assumption that the Company will continue as a going concern and that the Company's losses from operations since inception raise substantial doubt about the ability of the Company to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Financial Statements.

DEVELOPMENT STAGE COMPANY; LIMITED OPERATING HISTORY AND REVENUES; HISTORICAL AND ANTICIPATED LOSSES; ACCUMULATED DEFICIT

         The Company was organized in December 1992, commenced operations in August 1993, opened its first Company-owned store in October 1993 and therefore has a limited operating history upon which an evaluation of the Company's future performance and prospects can be made. The Company's prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business in an emerging and evolving industry. Since inception, the Company has generated limited revenues and has incurred significant losses, including losses of $1,118,975, $2,647,255 and $1,545,278, respectively, for the years ended December 31, 1994 and 1995 and the nine-month period ended September 30, 1996 resulting, at September 30, 1996, in an accumulated deficit of $5,722,828. Losses are continuing through the date of this Prospectus. Inasmuch as the Company will continue to have a high level of operating expenses following the Company Offering and will be required to make significant up-front expenditures in connection with its proposed expansion, the Company anticipates that losses will continue for at least the next 12 months and until such time, if ever, as the Company is able to generate sufficient revenues to finance its operations and the costs of continuing expansion. Since inception, the Company's operations have generated negative cash flow, as its expenses have exceeded revenues, and the Company's ability to continue its operations has been dependent upon debt and equity financings. There can be no assurance that the Company will be able to generate significant revenues or achieve profitable operations or that its operations will generate positive cash flow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Financial Statements.

NEW INDUSTRY; UNCERTAINTY OF MARKET ACCEPTANCE

         As is typically the case in an emerging industry, demand and market acceptance for newly introduced services and products are subject to a high level of uncertainty. The Company has not yet commenced significant marketing activities or studies and currently has limited marketing experience in the retail back rub business and limited financial, personnel and other resources to undertake extensive marketing activities or studies. The Company does not intend to conduct any formal marketing or other concept feasibility studies to determine the potential commercial viability of its concept. Achieving market acceptance for the Company's services and products will require substantial marketing efforts and expenditure of significant funds to create awareness and demand. The Company's success depends in large part on its ability to attract suitable franchisees and will also be dependent on the level of acceptance and usage of the Company's services and products by consumers. Because demand by prospective franchisees and consumers may be interrelated, any lack or lessening of demand by any one of these could adversely affect market acceptance for the Company's services and products. In light of the relatively undeveloped and emerging markets for retail back rubs, there can be no assurance that a substantial market for the Company's services and products will develop and grow. See "Business-- Intended Expansion."

RISKS ASSOCIATED WITH GROWTH STRATEGY AND RAPID EXPANSION

         The Company has achieved only limited growth to date. Implementation of the Company's proposed expansion will be substantially dependent on, among other things, the Company's ability to identify and secure advantageous locations and leases for its Company-owned and franchised stores on a timely basis and on favorable terms; hire and retain skilled management, financial, marketing and other personnel; and successfully manage growth (including monitoring operations, controlling costs and maintaining effective quality, inventory and service controls). The Company's prospects will also be significantly affected by its ability to successfully develop and maintain relationships with franchisees. The Company's growth strategy and plans are subject to change as a result of a number of factors, including progress or delays in the Company's marketing efforts, changes in market conditions and competitive factors. There can be no assurance that the Company will be able to successfully implement its business strategy or otherwise expand its operations. See "Use of Proceeds".

FRANCHISING

         The Company's success will be dependent upon the development and implementation of an effective franchise program, which would afford unaffiliated parties the opportunity to own and operate Great American BackRub Stores using the Company's concept. The Company's initial efforts to develop a franchise program did not prove successful. One franchise store was opened in July 1994, but the franchise agreement was subsequently terminated with the Company's consent and the store closed, and options for two other franchise stores have been terminated. Recently, the Company entered into franchise agreements for two locations and granted an option for a third franchise. However, no assurance can be given that the Company will open any additional franchises or that the Company will be able to manage such a program effectively, that its franchisees will have the ability or resources necessary to successfully develop and operate their stores or that such franchisees' stores will be well operated and promoted. In addition, the Company intends to lease the space for any franchised stores directly from the landlord and sublease to the franchisee. The Company will be primarily liable for any such leases and may be required to pay the landlord directly if the franchisee fails to do so. See "Business--Franchise Development."

DEPENDENCE ON PROCEEDS OF COMPANY OFFERING TO FINANCE EXPANSION AND WORKING CAPITAL; POSSIBLE NEED FOR ADDITIONAL FINANCING

         To date the Company's operations have not generated positive cash flow. The Company is dependent on the proceeds of the Company Offering or other financing to implement its proposed expansion and to finance its working capital requirements. The Company anticipates, based on currently proposed plans and assumptions relating to its operations (including the costs associated with its proposed expansion), that the net proceeds of the Company Offering will be sufficient to satisfy its anticipated cash requirements for at least 12 months following the consummation of the Company Offering. In the event that the Company's plans change, its assumptions change or prove to be inaccurate or the proceeds of the Company Offering prove to be insufficient to fund the Company's operations (due to unanticipated expenses, delays, problems, difficulties or otherwise), the Company will be required to seek additional financing sooner than anticipated to implement its proposed expansion and to finance its working capital requirements. The Company may determine, depending upon the opportunities available to it, to seek additional debt or equity financing to fund the cost of continuing expansion. To the extent that the Company incurs indebtedness or issues debt securities, the Company will be subject to risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. The Company has no current arrangements with respect to, or sources of, additional financing, and it is not anticipated that existing shareholders will provide any portion of the Company's future financing requirements. There can be no assurance that additional financing will be available to the Company on commercially reasonable terms or at all. If the Company is unable to obtain additional financing, its ability to meet its current obligations and current plans for expansion could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

POTENTIAL LIABILITY; INSURANCE

         The Company is engaged in a business which could expose it to possible liability claims from others, including personal injury claims. The Company maintains a general liability insurance policy that is subject to a $1,000,000 per occurrence limit with a $1,000,000 aggregate limit. Currently, the Company requires all of its employee/therapists to obtain professional liability insurance (in the minimum amount of $1,000,000) through one of two professional massage organizations. In some cases, the Company is permitted under the applicable policy to be named as an additional insured. In addition, the Company has obtained a professional liability policy for an additional $1,000,000 covering all of its employees. There can be no assurance, however, that the Company's insurance will be sufficient to cover potential claims or that an adequate level of coverage will be available in the future at a reasonable cost. A partially insured or completely uninsured successful claim against the Company could have a material adverse effect on the Company.

REGULATION

         Certain states in which the Company intends to operate, as well as the States of Illinois and New York, in which the Company currently operates 13 Company-owned stores, require the licensing of massage therapists. The offer, sale, termination or renewal of franchises in the United States is subject to requirements established by the Federal Trade Commission (the "FTC"). In addition to the requirements of the FTC, certain states require that franchisors register in the state prior to offering franchises in such states. The Company believes that it is in compliance with all applicable laws and regulations and has all required licenses to conduct its business. However, no assurance can be given that current laws or regulations applicable to the Company's business will not change. Any such new laws or regulations or the Company's expansion into new geographic areas could subject the Company to substantial costs in order to comply with such applicable laws or regulations. Any failure by the Company to comply with any new or existing laws or regulations could subject the Company to substantial penalties. See "Business--Regulation."

COMPETITION

         Management of the Company believes that no other multi-unit retailer is in the business in which the Company operates. Competition consists of numerous independent massage therapists, spas, salons and health clubs providing full body massage and a limited number of massage therapists providing seated massage in non-retail "off-site" environments. However, due to the relatively low cost of, and lack of other barriers to, entry into the Company's business, no assurance can be given that others will not develop multi-unit retail concepts or stores similar to or competitive with the Company's concept and stores or that the Company will successfully compete with any such competitors, some of whom may have substantially greater financial and other resources than the Company. See "Business--Competition."

DEPENDENCE ON KEY PERSONNEL; ATTRACTION AND RETENTION OF KEY PERSONNEL

         The Company is dependent to a great extent, on the experience, abilities and continued services of Mr. Zanker, the Company's Chairman of the Board and President, and Mr. Murray, the Company's Chief Executive Officer. While the Company's management has substantial national retail and franchise experience, no assurance can be given that such prior experience will assure the Company's success. In addition, the Company's management has no prior experience with companies offering products and services similar to those offered by the Company. The Company has entered into three-year employment agreements with each of Messrs. Zanker and Murray. See "Management." The loss of the services of Messrs.

Zanker and Murray could have a material adverse effect on the Company. The Company has obtained $2,000,000 of key man insurance on the lives of each of Messrs. Zanker and Murray. The Company's success also depends upon its ability to attract and retain qualified massage therapists and other additional qualified personnel. While the Company believes there are numerous qualified massage therapists currently available, competition for such personnel may become intense. There can be no assurance that the Company will be able to attract and retain qualified personnel.

POSSIBLE ACQUISITIONS

         It is currently anticipated that a portion of the Company's future growth will result from acquisitions of other similar or complementary businesses. The Company has no current plan or agreement to acquire any business and there can be no assurance that any such transaction will be consummated or will result in increased levels of profit for the Company. In addition, there can be no assurance that the Company will be able to integrate or manage successfully acquired businesses. Any such acquisitions may involve the use of cash or the issuance of additional debt or equity securities which could have a dilutive effect on the then outstanding capital stock of the Company, and may result in accumulation of substantial goodwill and intangible assets, which would result in amortization charges to the Company.

NO DIVIDENDS

         The Company has never paid a dividend on its Common Stock and does not intend to pay any dividends on its Common Stock in the foreseeable future. The Company does not intend to pay dividends on the Preferred Stock prior to redemption thereof, if any. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. See "Dividend Policy."

POTENTIAL ADVERSE EFFECT OF REDEEMABLE WARRANTS

         The Redeemable Warrants are subject to redemption by the Company. Redemption of the Redeemable Warrants could force the Warrantholders to exercise the Redeemable Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, to sell the Redeemable Warrants at the current market price when they might otherwise wish to hold the Redeemable Warrants, or to accept the redemption price, which may be substantially less than the market value of the Redeemable Warrants at the time of redemption. The holders of the Redeemable Warrants will automatically forfeit their rights to purchase the shares of Preferred Stock issuable upon exercise of such Redeemable Warrants unless the Redeemable Warrants are exercised before they are redeemed. The holders of Redeemable Warrants will not possess any rights as shareholders of the Company unless and until the Redeemable Warrants are exercised.

CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION
IN CONNECTION WITH EXERCISE OF REDEEMABLE WARRANTS

         The Company will be able to issue shares of its Preferred Stock upon exercise of the Redeemable Warrants only if there is a then current prospectus relating to the Preferred Stock issuable upon the exercise of the Redeemable Warrants under an effective registration statement filed with the Commission, and only if such Preferred Stock is then qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of Redeemable Warrants reside. Although the Company has agreed to use its best efforts to meet such requirements, there can be no assurance that the Company will be able to do so. The failure of the Company to meet such requirements may deprive the Redeemable Warrants of any value and cause the resale or other disposition of Preferred Stock issued upon the exercise of the Redeemable Warrants to become unlawful.

NO PUBLIC MARKET; POSSIBLE VOLATILITY OF MARKET

         No public market exists for the Redeemable Warrants or the Preferred Stock and there is only a limited trading market for the Common Stock on Nasdaq. The

Company does not intend to apply for listing of the Redeemable Warrants or the Preferred Stock on any securities exchange or the Nasdaq National Market or SmallCap Market. Although it intends to apply for quotation on the NASD OTC
Bulletin Board, no assurance can be given that the Redeemable Warrants or the Preferred Stock will be accepted for listing on the NASD OTC Bulletin Board. The market prices of the Redeemable Warrants and the Preferred Stock and Common Stock may be highly volatile as has been the case with the securities of many emerging companies. Factors such as the Company's operating results and announcements by the Company or its competitors of new products or services may have a significant impact upon the market price of the Company's securities. In addition, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the securities of many companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

UNDERWRITER'S POTENTIAL INFLUENCE ON THE MARKET

         Although IAI, the underwriter in the Company Offering, has advised the Company that it intends to make a market in the Redeemable Warrants, the Preferred Stock and the Common Stock, it will have no legal obligation to do so and, since it is a relatively small firm, may be unable to do so. If IAI becomes a market maker, it could be a dominating influence in the market for the Redeemable Warrants and the Preferred Stock if one develops and the Common Stock. The prices and the liquidity of the Redeemable Warrants, the Preferred Stock and the Common Stock may be significantly affected by the degree, if any, of IAI's participation in the market. No assurance can be given that any market activities of IAI, if commenced, will be continued.

         In addition, the Company has agreed to pay IAI a warrant exercise fee of 5% of the exercise price of each Redeemable Warrant exercised after the first anniversary of the Effective Date. If IAI is a market maker of the Redeemable Warrants, the Preferred Stock or the Common Stock at the time the Redeemable Warrants are exercisable, a decision by IAI to solicit the exercise of Redeemable Warrants and receive an exercise fee may result in a distribution of the underlying Preferred Stock issued upon the exercise of such Redeemable Warrants, depending on the amount of such stock issuance. Rule 10b-6 under the Exchange Act would require that IAI cease its market-making activities during any such distribution, for two or nine business days preceding the commencement of the distribution, depending on the price of the stock and size of its public float. If such a cessation in IAI's market-making activities occurs at a time when there is no other broker-dealer making a market in such securities, the liquidity in the market for such securities may be adversely affected during such time.

EFFECT OF OUTSTANDING OPTIONS AND WARRANTS; COMPANY'S STOCK OPTION PLAN AND REPRESENTATIVE'S WARRANTS; DILUTIVE EFFECTS

         As of the date of this Prospectus, options and warrants to purchase an aggregate of 518,500 shares of Common Stock are issued and outstanding, held by the Company's executive officers, a former executive officer, consultants and a former consultant to the Company and warrants to purchase 110,000 shares of Common Stock are outstanding, granted in connection with a previous financing. Effective upon consummation of the Company Offering, the 2,000,000 Redeemable Warrants which are the subject of this Prospectus will be outstanding. In addition, the Company may from time to time issue options under the Employee Plan to purchase up to 75,000 shares of Common Stock. Options to purchase 8,500 shares of Common Stock are presently outstanding under such Plan. The Company agreed with the underwriters of its initial public offering not to grant or issue options to purchase more than 37,500 shares of Common Stock under the Employee Plan prior to February 28, 1997. See "Management--1994 Employee Stock Option Plan." The Company granted options to purchase an aggregate of 50,000 shares of Common Stock to directors of the Company. See "Management--
Compensation of Directors." In connection with the Company's initial public offering, the Company issued and sold to a representative of the underwriters (the "Representative") for nominal consideration the Representative's Warrants which entitle the Representative to purchase an aggregate of 125,000 shares of Common Stock. The Representative's Warrants are exercisable through February 25, 2000, at an exercise price of $6.00 per share. The holders of the options and warrants presently outstanding, holders of any subsequently issued options and warrants of the Company, as well as the Representative will have the opportunity to profit from a rise in the market price of the Common Stock without assuming the risk of ownership. Messrs. Murray and Dee who upon consummation of the Company Offering will hold an aggregate of 449,600 Redeemable Warrants have agreed not to sell any Redeemable Warrants, Preferred Stock issuable upon the exercise of Redeemable Warrants or Common Stock into which Preferred Stock may be converted for 24 months from the date of this Prospectus without IAI's prior written consent. The sale of Common Stock or other securities held by or issuable to any such holders, or merely the potential of such sales, could have an adverse effect on the market price of the Redeemable Warrants, Preferred Stock or Common Stock. The Company may find it more difficult to raise additional equity capital, if it should be needed for the business of the Company, while any of such securities are outstanding. At any time when the holders thereof might be expected to convert or exercise them, the Company would probably be able to obtain additional equity capital on terms more favorable than those provided by such securities. To the extent that any such securities are converted or exercised, as the case may be, the percentage of ownership interest of the Company's shareholders will be diluted. See "Management--1994 Employee Stock
Option Plan," "Management-- Nonqualified Stock Options," "Management--Compensation of Directors" and "Description of Securities--Description of Redeemable Warrants."

SHARES ELIGIBLE FOR FUTURE SALE

         Of the 2,393,354 shares of Common Stock outstanding, 144,812 shares are "restricted securities" within the meaning of the Securities Act and the rules and regulations promulgated thereunder, which are being registered pursuant to the Registration Statement of which this Prospectus is a part and 500,000 shares, which represent shares of Common Stock sold by the Company in a private placement in June 1993, are freely tradeable and not subject to lockup restrictions. All of the Company's officers and directors (who own 154,812 shares of Common Stock in the aggregate) have agreed not to sell, assign or transfer shares of Preferred Stock for a period of 36 months from the date of this Prospectus (except for Messrs. Zanker, Murray and Dee who have agreed not to sell any shares of the Preferred Stock or Common Stock for 24 months from the date of this Prospectus) without IAI's prior written consent. When freed of these restrictions, sales of such shares by the Company's existing shareholders could have a depressive effect on the price of the shares of Common Stock in the public market. Such sales could also adversely affect the Company's ability to raise capital at that time through the sale of its equity securities. The holders of the Representative's Warrants and the Underwriter's Option have certain registration rights with respect to the securities underlying such Warrants and Option, commencing February 28, 1996 and , respectively. See "Shares Eligible for Future Sale."

         In addition, the Company has agreed that without the consent of IAI, it will not sell or offer for sale any of its securities within 24 months (in the case of a public offering) or within 36 months (in the case of a private placement) of the date of this Prospectus, except for securities issued pursuant to outstanding options and warrants, up to 75,000 options under the Employee Plan and up to 200,000 options to senior executives of the Company.

NO PUBLIC TRADING MARKET; POSSIBLE DELISTING FROM NASDAQ SMALLCAP MARKET; DISCLOSURE RELATING TO LOW PRICED STOCKS

         There is no public trading market for the Redeemable Warrants or the Preferred Stock and no assurance can be given that such a market will develop or, if developed, that it will continue to be maintained. In addition, there can be no assurance that the Company will meet the maintenance criteria for continued quotation of its Common Stock on Nasdaq. The continued quotation criteria for Nasdaq include, among other things, $2,000,000 in total assets, $1,000,000 in capital and surplus, a public float of 100,000 shares with a market value equal to $200,000, two market makers and a minimum bid price of $1.00 per share of common stock. If an issuer does not meet the $1.00 minimum bid price standard, it may, however, remain on Nasdaq if the market value of its public float is at least $1,000,000 and the issuer has at least $2,000,000 in equity. In addition, Nasdaq has recently proposed changes to the maintenance requirements which, if adopted, would replace the total assets and total equity requirements with a requirement of net tangible assets (total assets less liabilities and intangibles) of $2,000,000 or net income of at least $500,000 in two of the last three years or a market capitalization of at least $35,000,000. There can be no assurance that the Company will continue to satisfy the maintenance criteria of Nasdaq. If the Company became unable to meet the continued maintenance criteria of Nasdaq and was removed therefrom, trading, if any, in the Common Stock would thereafter have to be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, Nasdaq's OTC Bulletin Board. As a result, an investor would find it more difficult to dispose of, and to obtain accurate quotations as to the value of, such securities.

         In addition, if the trading price of the Redeemable Warrants or the Preferred Stock is less than $5.00 per warrant or share, or if the Common Stock is delisted from trading on Nasdaq and the trading price of the Common Stock is less than $5.00 per share, trading in the Redeemable Warrants, Preferred Stock or Common Stock, as the case may be, would also be subject to the requirements of Rule 15g-9 promulgated under the Exchange Act. Under such rule, broker/dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the Commission, any equity security not traded on an exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Redeemable Warrants, the Preferred Stock and the Common Stock and the ability of purchasers thereof to sell their securities in the secondary market. There can be no assurance that the Common Stock will not be delisted or that the Redeemable Warrants, the Preferred Stock or the Common Stock will not be treated as a penny stock.

DEPENDENCE ON TRADEMARKS

         The trademark THE GREAT AMERICAN BACKRUB has been registered with the United States Patent and Trademark Office. The Company presently intends to make all appropriate filings and registrations and take all other actions necessary to protect its intellectual property rights. There can be no assurance, however, that the Company will be able to effectively protect such property rights. The failure by the Company to protect such rights from unlawful and improper appropriation may have a material adverse effect on the Company. If the Company becomes involved in litigation to protect its intellectual property, it may divert significant Company resources, which could have a material adverse effect on the Company and its results or operations, and, if such a claim was unsuccessful, the Company's business could be materially adversely affected. See "Business--Trademark Protection."

FORWARD LOOKING STATEMENTS

         This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                COMPANY OFFERING

         On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering by the Company of 270,000 shares of Preferred Stock and up to an additional 40,500 shares of Preferred Stock to cover over-allotments, if any, was declared effective by the Commission. Sales of Preferred Stock by the Company, or even the potential of such sales, would likely have an adverse effect on the market price of the Redeemable Warrants, Preferred Stock and Common Stock. See "Risk Factors -- Shares Eligible for Future Sale."


                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at September 30, 1996 and as adjusted to reflect the issuance and sale by the Company of the Preferred Shares offered by the Company in the Company Offering at an assumed public offering price of $10.00 per Share and satisfaction of the Bridge Notes with a portion of the proceeds of the Company Offering.

                                                                      September 30, 1996
                                                      ----------------------------------------------------


                                                                                                  AS
                                                          ACTUAL          PRO FORMA(1)      ADJUSTED(1)(2)

Bridge Notes....................................      $      -0-         $      -0- (3)      $      -0-
                                                      ----------         ----------          ----------

Shareholders' equity

      Common Stock, 20,000,000 shares
      authorized; 2,226,342 shares issued
      and outstanding(4)........................           2,226              2,226               2,226

      Preferred Stock, $.001 par value,
      15,000,000 shares authorized; as
      adjusted, 270,000 shares                                                                      270
      outstanding...............................

      Additional paid-in-capital................       8,223,342          8,398,342          10,398,072

      Deficit...................................     (5,722,828)        (5,722,828)         (5,985,495)
                                                     -----------        -----------         -----------

Total shareholders equity ......................       2,502,740          2,677,740           4,415,073
                                                       ---------          ---------           ---------

Total capitalization............................      $2,502,740         $2,677,740          $4,415,073
                                                      ==========         ==========          ==========

-------------

(1) Gives effect to the consummation of the Bridge Financing (issuance of $262,667 of Bridge Notes for $262,667 and 4,000,000 Bridge Warrants for $4,000) including the recording of $262,667 of loan discount as an increase in additional paid-in capital and charging to additional paid-in capital of financing expenses of $91,667 related to the Bridge Financing.

(2) Adjusted to reflect: (i) the issuance of 270,000 shares of Series B Convertible Preferred Stock offered by the Company in the Company Offering and the anticipated use of proceeds to satisfy the $262,667 of Bridge Notes; and (ii) the write-off of $262,667 of loan discount.

(3)      Net of $262,667 of loan discount.

(4) Does not include 370,000 shares of Common Stock reserved for issuance upon exercise of certain outstanding options granted to the Company's executive officers and a former officer, 75,000 shares of Common Stock reserved for issuance pursuant to the Company's 1994 Employee Stock Option Plan (the "Employee Plan") (8,500 of which options have been granted to date),

         110,000 shares of Common Stock reserved for issuance upon exercise of certain warrants granted in connection with a previous financing, an aggregate of 125,000 shares of Common Stock reserved for issuance upon exercise of warrants granted to the representative of the underwriters in connection with the Company's initial public offering, an aggregate of 50,000 shares of Common Stock reserved for issuance upon exercise of certain options issued to directors of the Company, an aggregate of 148,500 shares of Common Stock reserved for issuance upon exercise of outstanding options granted to consultants and a former consultant to the Company and an aggregate of 100,000 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants granted to a consultant to the Company. See "Management--Nonqualified Stock Options," "Management--1994 Employee Stock Option Plan," "Management--Compensation of Directors" and "Description of Securities--Description of Redeemable Warrants."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the Company's Financial Statements and the related notes thereto included elsewhere herein.

GENERAL

         The Company's revenues are derived primarily from the service of seated fully clothed back rubs and the sale of back related and stress reduction products. The Company began operations in August 1993 and opened its first store for business in October 1993. As of September 30, 1996, the Company had nine Company-owned retail stores in New York City and one in The Westchester mall in White Plains, New York.

RESULTS OF OPERATIONS

         The following table sets forth the percentage relationship to total revenues of certain items included in the Company's Statement of Operations:

                                                                                                           December 18,
                                                                                     Nine Months Ended       1992
                                                Year Ended December 31,                September 30,       (Inception) to
                                             ----------------------------      -----------------------     September 30,
                                                 1994              1995         1995          1996             1996
                                             ------------        --------      -------       ---------     -------------

Revenues:
  Services..................................      74.31            72.74         84.05        77.55          75.12
  Products..................................      19.34            27.12         15.68        22.45          23.72
  Royalties, franchise fees
        and other...........................       6.35             0.14          0.32            -           1.16
                                                 ------           ------         ------         -----        -----

Total revenues..............................     100.00%          100.00%       100.00%      100.00%        100.00%
                                                 -------          -------       -------      -------        -------

Operating Expenses:
      Salaries and wages....................      63.24           102.38        111.93        50.34          71.75
      Cost of products sold,
       buying and occupancy.................      12.50            22.40          7.92        15.25          18.03
      Rental Expense........................      30.49            34.10         31.27        22.55          28.50
      Advertising and
       promotion............................       5.24            13.20         11.91         3.75           9.43
      General and
       administrative.......................      83.24           126.60        136.19        87.63          98.50
      Depreciation..........................       2.92             5.43          2.25         3.13           3.80
      Waived salaries.......................      45.22             2.50          4.70           -            8.78
                                                  -----           ------        ------         ------        -----
Total expenses..............................     242.85%          305.62%       306.17%      182.65%       (238.85)%
                                                 -------          -------       -------      -------       ---------

Net loss from operations....................    (142.85)%        (205.62)%     (206.17)%     (82.65)%      (138.85)%
                                                ---------        ---------     ---------     --------      ---------

Other Income (Expense):
  Interest Income                                  0.00            12.45         20.35         4.19           5.83
  Interest (Expense)                             (15.26)          (26.10)       (49.19)           -         (10.58)
                                                 -------          -------       -------         -----       -------

Total Interest (Expense)                         (15.26)%         (13.65)%      (28.84)%       4.19%       (  4.75)%
                                                 --------         --------      --------     -------       ---------

Net loss                                        (158.11)%        (219.27)%     (235.01)%     (78.46)%      (143.60)%
                                                =========        =========     =========     ========      =========


         The Company is in the development stage and has not had significant revenues since the commencement of its retail store operations in October 1993. From this time through September 30, 1996, the Company has generated cumulative revenues of $3,984,814 while incurring cumulative net losses of $5,722,828. The loss has been primarily due to the Company's establishment of a corporate and administrative infrastructure to position itself to open additional retail stores. The Company expects to incur operating losses for the next 12 months and possibly longer as it embarks on its planned expansion.

         The Company presently sells services, in the form of its back rubs, and products, in the form of a variety of massage and stress reduction products, in its retail stores. Since inception, sales of services have accounted for 75% of total revenue, products for 24% and the remaining 1% from other sources. Since the Company is still a development stage enterprise, it is not clear whether these percentages are indicative of future ratios in a larger operation.

RESULTS OF OPERATIONS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTH PERIOD ENDED SEPTEMBER 30, 1995

         For the nine months ended September 30, 1996, revenues from services and products at the company's stores increased 209% to $1,969,504 from the corresponding 1995 period. This increase was mainly attributed to increased traffic and the opening of additional stores as compared to the corresponding 1995 period. Operating expenses were $3,597,389 for the nine month period ended September 30, 1996 as compared to $1,952,457 for the same period in the prior year, an increase of 84%. This increase was primarily due to the development of a management team, operational systems, marketing and design plans in the implementation of the Company's expansion plans and non cash charges relating to the issuance of options of approximately $350,000. As a result of the increased operating expenses, net loss for the nine month period ended September 30, 1996 increased to $1,545,278 compared to $1,498,690 for the prior year. No provision for income taxes was required during either period due to the Company's incurrence of net operating losses.

         While general and administrative expenses are expected to increase due to the need for additional management and administrative support for the Company's expanding operations, these expenses as a percentage of total revenue are expected to decline as total revenue increases. Other expense items, such as advertising and promotion, salaries and wages, cost of products, however, are related to retail operations themselves and their relative percentages to total revenues are likely to remain fairly constant in the near term but should decrease as the Company streamlines it operations.

FISCAL YEAR ENDED DECEMBER 31, 1995 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1994

         For the year ended December 31, 1995, revenues from services and products at the Company's stores increased to $1,201,941 compared to $707,720 for the prior year. This net increase of $494,221 (70%) was primarily attributable to increased traffic and the opening of seven new stores. Operating expenses were $3,685,191 for the year ended December 31, 1995 as compared to $1,718,695 for the prior year, an increase of $1,966,496 (114%). This increase was primarily due to the development of a management team, operational systems, and marketing and design plans in the implementation of the Company's expansion plans. As a result of the increased operating expenses, the net loss for the year ended December 31, 1995 increased to $2,647,255 compared to $1,118,975 for the prior year. No provision for income taxes was required during either year due to the Company's incurrence of net operating losses.

LIQUIDITY AND CAPITAL RESOURCES

         The Company had $1,377,331 in working capital as of September 30, 1996, compared with working capital of $2,941,345 as of September 30, 1995. The decrease is primarily due to amounts spent on property, equipment and leasehold improvements to fund the Company's initial nine stores and amounts spent on operations in the development of a corporate infrastructure in anticipation of the Company's growth strategy.

         From inception to September 30, 1996, the Company has used cash for operating activities of $4,323,426 and spent an additional $1,186,577 for the purchase of property, equipment, purchased leases, leasehold improvements and investments. These expenditures have been offset by the net cash provided by financing activities, principally from the Company's October 1993 private placement of Common Stock aggregating $870,000, the December 1994 bridge financing in the principal amount of $275,000, the Company's March 1995 public offering of common stock resulting in the net proceeds of approximately $5,127,732 and the issuance of Common Stock to warrant and option holders of approximately $848,447. Since the Company continues to have a high level of operating expenses and will be required to make significant up-front expenditures in connection with its proposed expansion, the Company anticipates that losses will continue for at least the next 12 months and until such time, if ever, as the Company is able to generate significant revenues or achieve profitable operations. As a result, in their report of the Company's financial statements as of December 31, 1995, the Company's independent certified public accountants have included an explanatory paragraph that describes factors raising substantial doubt about the Company's ability to continue as a going concern.

INFLATION

         The Company believes that inflation has not had a material effect on its operations to date.

FORWARD LOOKING STATEMENTS

         This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are intended to be covered by the safe harbors created thereby.
Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. Factors that could cause actual results to differ from the results discussed in the forward- looking statements include, but are not limited to, those discussed in "Risk Factors." In light of the significant uncertainties inherent in the forward- looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.


                           PRICE RANGE OF COMMON STOCK

         On February 28, 1995, the Common Stock was listed for quotation on Nasdaq under the symbol "RUBB." Prior to such listing, the Common Stock had been traded on the OTC Bulletin Board since October 18, 1993. The following table sets forth, for the periods indicated, the high and low bid for the Common Stock as reported by the OTC Bulletin Board (as adjusted to reflect the 1 for 8 reverse stock split effected on February 23, 1995), as well as the high and low bid for the Common Stock on Nasdaq. Quotations reflect prices between dealers, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.



                                                  High Bid      Low Bid
                                                -----------   -----------

1994
        1st Quarter.......................        $24.00        $ 9.52
        2nd Quarter.......................        $24.00        $ 6.00
        3rd Quarter.......................        $16.00        $ 3.50
        4th Quarter.......................        $12.00        $ 4.00

1995
        1st Quarter.......................        $ 9.00        $ 2.75
        2nd Quarter.......................        $ 3.94        $ 1.84
        3rd Quarter.......................        $ 2.94        $ 1.88
        4th Quarter.......................        $ 4.00        $ 1.75

1996
        1st Quarter.......................        $ 4.125       $ 3.06

        2nd Quarter......................         $ 6.63        $ 3.25
        3rd Quarter......................         $ 4.88        $ 2.50
        4th Quarter......................         $ 4.625       $ 3.25


         On _________, 1997, the last reported sale price of the Common Stock on Nasdaq was $_____.

         As of January 7, 1997, the Company had 96 holders of record of its Common Stock.

         Application has been made to have the shares of Common Stock issuable upon conversion of the Preferred Stock approved for quotation on Nasdaq under the symbol "RUBB".

                                 DIVIDEND POLICY

         The Company has not declared or paid any dividends on the Common Stock and does not intend to declare or pay any dividends on the Common Stock in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The declaration of dividends in the future will be at the election of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions and other relevant factors.


                                    BUSINESS

OVERVIEW

         The Company is a development stage company engaged in the creation of a national chain of stores under the name "The Great American BackRub Store," which offer reasonably-priced back rubs to customers while they are seated and fully clothed in a clean, open, non-threatening environment. The Company's stores will also offer back rub services off-site, to corporate offices, convention centers and tourist attractions. The Company currently owns and operates 11 retail stores in New York City, one in The Westchester mall in White Plains, New York, and one at the Woodfield Mall in the Chicago metropolitan area. In addition, the Company recently entered into franchise agreements for two locations, one at the Roosevelt Field Mall on Long Island, New York and the other at the Cherry Creek Mall in Denver, Colorado, and granted an option for a third franchise in the Los Angeles, California metropolitan area.

         The Company's growth strategy is to be implemented primarily by Terrance Murray, the Company's Chief Executive Officer, who previously served as the executive vice president, operations of Supercuts, Inc. Supercuts, Inc. is a hair care chain with in excess of 1,000 company-owned and franchised stores in 43 states and Puerto Rico. The Company believes that the substantial national retail and franchise experience of Mr. Murray will be an asset to the Company.

INDUSTRY BACKGROUND

         With the increasing awareness that health is a key factor in determining worker productivity, a number of businesses have emerged to help promote physical and mental well-being. This health consciousness movement has led to the rapid expansion of businesses such as health clubs, spas, diet centers/alternative education schools, health and fitness magazines and health equipment manufacturers.

         Back pain and stress have become increasingly serious health concerns in modern society. The effects of poor posture, long hours at desks/keyboards, and increased stress and work related pressures have all resulted in a society that suffers from chronic backaches and muscular tension. The July 14, 1994 issue of THE NEW ENGLAND JOURNAL OF MEDICINE reported that backaches rank second only to respiratory infections as the leading cause of work absences and are the number one basis for worker's compensation claims and that over 80 percent of the American adult population suffers from back pain on an occasional basis.

         In recent years, preventive health care has taken on new meaning, both for the consumer and many employers. The December 25, 1994 issue of THE NEW YORK TIMES reported that a small but growing number of corporations are including massage in their employee health programs.

         Although the number is increasing, only a small percentage of Americans utilize massage on a regular basis. Management believes that this is so because of the consumer's perception that the typical back rub is high priced, not convenient to schedule or travel to, and requires the customer to be undressed. The Company believes that The Great American BackRub Store is sensitive to and addresses all of these concerns. The pricing structure ($8.95, $16.95, $28.95, $38.95 and $49.95, respectively for 5, 10, 20, 30, and 45 minute back rubs) is perceived by customers to be very reasonable. Stores are located in convenient locations and no appointments are required. The customer remains fully clothed during the entire back rub sequence and, because of the openness of the entire location, is confident of the "safeness" of the experience.

         Results from the Company's computerized point-of-sale (POS) system indicate that repeat customers account for an average of 60% of the Company's daily customers. A majority (60%) of the customers are women, with the typical customer being between the ages of 25 and 50.

CONCEPT

         By design, The Great American BackRub Store is a specialty interactive retailer offering a wide range of massage and stress reduction products. In addition to experiencing the hands-on interaction of the back rub, customers are able to view the entire process from both the street and inside the store. Once inside, customers are encouraged to sample and test the products on display. The Company therefore believes that the combination of the boutique retailer concept with back rub services makes The Great American BackRub Store a unique shopping experience.

         The Company's concept is to provide a clean, open, non-threatening environment where people can enjoy the benefits of a back rub as a daily or weekly stress relaxation technique without having to undress and without incurring the time and expense of a conventional massage. Integral to the Company's strategy is the sale of massage and stress reduction products in each of its stores, including oils, bath salts, back supports and electronic and mechanical stress reduction devices.

         The focus of the Company's service business is a 5, 10, 20, 30 or 45 minute back rub that consists of an 18-step massage sequence of the back, neck, shoulders, arms and hands conducted on the Company's specially designed back rub chair. These areas represent eighty percent of the areas normally worked on during a full body massage, without the space-consuming tables or necessity that the customer undress. In the 20, 30 and 45 minute sequences, additional time is spent on particular areas where either the customer or the therapist detects stress or tension. The percentage of customers purchasing the 20, 30 and 45 minute sequences has increased to almost 50% of services. In addition, the Company offers scalp massages and has designed a foot rub sequence which involves the customer wearing a disposable sock during a reflexology treatment.

STORE DESIGN, OPERATIONS AND CONTROLS

         The typical Great American BackRub Store location consists of approximately 600 to 1,200 square feet, including 300 to 600 square feet of retail space. Customers are seated on a specially-designed chair which provides cushioned support for the chest, arms and head. The Company's stores are designed to permit people both inside and outside the store to view the back rub process and at the same time maintain the privacy of the back rub customer.

         Each of the Company's stores will typically be staffed with a manager, an assistant manager, and between ten and twenty part-time therapists, depending upon the size of the store.

         The Company's stores, as well as intended franchisee-operated stores, will be located in leased facilities with high pedestrian traffic, including metropolitan areas, shopping malls, popular tourist attractions and specialty locations such as airports, casinos and convention centers. Stores will generally be open seven days a week from early morning to late evening.

         The back rub services are provided by licensed or certified massage therapists who, as employees, earn between $10.00 and $16.00 per hour. All therapists are required to wear the Company's standard uniform: Company shirt, white pants and white athletic shoes. See "Employees; Employee Training."

         Management has installed certain store-level internal controls which minimize incidents of employee theft and maximize the flow of pertinent data from the store to the Company's accounting department. When a customer enters a store, the receptionist greets the customer, answers any questions the customer may have, and then prepares a pre-numbered "ticket" on which the customer's name and requested service(s) are printed. The next available therapist then takes the ticket from the receptionist, leads the customer to the back rub area and performs one of three back rub sequences. At the end of the back rub sequence, the therapist verifies the ticket, escorts the customer to the receptionist and returns the ticket. The receptionist collects the payment due and issues a receipt to the customer. At no time does the therapist collect any payments from the customer. At the end of the day, all pre-numbered tickets must be accounted for, and cash deposits must balance with reports generated by the store's POS system.

         The POS system currently being used by management is that used in over 800 Supercuts stores. In addition to normal cash register functions, the system generates a sophisticated array of reports and cross checks which provide management with immediate access to sales data, labor scheduling, inventory changes, cash shortages and employee productivity. The information is automatically downloaded every night to the Company's office in New York and is available for management's review and use the following day.

NEW YORK AND ILLINOIS LOCATIONS--COMPANY-OWNED STORES

         The Company currently has 11 New York City Great American BackRub Store locations, one location in The Westchester mall in White Plains, New York and one location in the Woodfield Mall in Schaumberg, Illinois near Chicago. Together, these stores employ a total of approximately 90 full and part-time employees. See "Employees; Employee Training."

         The location and lease expiration date of each of the Company's stores are summarized below:

     LOCATION                                LEASE EXPIRATION DATE
     --------                                ---------------------

958 Third Avenue                               August 31, 2003
New York, New York

323-5 Bleecker Street                          May 31, 2005
New York, New York

527 Third Avenue                               January 31, 2002
New York, New York

160 Spring Street                              February 28, 2005
New York, New York

1573 Second Avenue                             July 31, 2005
New York, New York

514 Columbus Avenue                            December 31, 2004
New York, New York

2265 Broadway                                  October 31, 2005
New York, New York

Westchester-Store Mall                         July 14, 2005
White Plains, New York

138 7th Avenue                                 May 11, 2003
Brooklyn, New York

171 West 71st Street                           June 30, 2006
New York, New York

250 West 91st Street                           October 31, 2006
New York, New York

2195 Broadway                                  October 31, 2006
New York, New York

Woodfield Mall                                 December 30, 2004
Schaumberg, Illinois


         The Company's corporate office is leased and is located at 425 Madison Avenue, New York, New York. The Company believes that this office is adequate for its current and presently foreseeable needs or that adequate replacement space is available.

INTENDED EXPANSION

         Although no assurance can be given, the Company plans to open a minimum of 40 Company-owned and/or franchised stores during the next two years. Management believes an important element of "marketing" is the selection of prime locations with heavy traffic patterns. During the initial expansion of both Company and franchised stores, sites will be generally limited to high traffic locations such as malls, popular tourist attractions, and busy specialty locations (e.g. airports, casinos and convention centers).

         Management estimates that its current average cost to open a Company-owned store location is approximately $100,000, including pre-opening costs, leasehold improvements, fixtures, equipment and store inventory. The Company, in its franchise offering circular, estimates that the initial investment required by a franchisee, including the initial franchise fee, is approximately $70,000 to $135,000, depending upon a number of variables, including leasehold related costs and improvements, inventory, equipment, training fees and staffing.

         The Company supplements its retail operations with corporate or other off-site service and intends to actively increase this portion of its business. This service involves having one or more therapists taking portable massage chairs to a place of business, convention center or tourist attraction. Since the only operating costs associated with this service are labor and transportation, the profit margins on such corporate and other offsite work are significant.

         To encourage repeat business, the Company has developed a "Frequent Rub" program which rewards repeat customers with a free back rub after the purchase of nine back rubs. The Company also actively promotes the sale of gift certificates by giving a similar discount on the purchase of nine certificates. As an extension of the gift certificate program, the Company tested a Valentine's Day card which included a gift certificate. As a result of the success of this program, the Company has expanded such program to include a line of gift and holiday certificates.

         The Company may also seek to acquire, where feasible, companies whose business is compatible with that of the Company. The Company does not currently have any agreements, commitments or arrangements with respect to any proposed acquisitions, and no assurance can be given that any acquisition opportunity will be consummated in the future. The Company is also considering the development or acquisition of a mail order catalog to sell products related to its retail operations under The Great American BackRub name.

FRANCHISE DEVELOPMENT

         The Company anticipates that a significant portion of the Company's growth will be through franchising. Management has developed a franchising program which is based largely on management's prior experience with Supercuts, Inc. See "Management." The franchise plan calls for the sale of individual unit franchises as opposed to territorial sales, to control the respective sites and to limit the impact of a franchisee whose operating standards are not acceptable to management. Although sold as individual units, the intention is to sell multiple units within a market area to one franchisee in order to achieve economies of scale.

         Under the terms of the Company's current franchise agreement, the franchise fee generally is $12,500 per unit. In all cases, the royalty fee is 6% of gross revenues (both services and products) and 3% of gross revenues (both services and products) which must be paid to a cooperative advertising fund. The initial term of the franchise agreement is five years, with options (upon payment of a fee) to extend the term for an additional five years. The franchise agreement places strict limitations on the operations of the business and requires the franchisee to conform to all operations standards established by the Company. The franchise agreement also requires that all employees of the franchisee attend and complete a training course conducted or approved by the Company. In the event the Company conducts the training class, the franchisee is required to pay the Company a fee for each employee trained.

         The Company's first franchised store (the "Las Vegas Store") opened in July 1994 in Las Vegas, Nevada. The Company entered into a franchise agreement (the "Franchise Agreement") with its Las Vegas franchisee (the "Franchisee") on June 1, 1994. Pursuant to the Franchise Agreement, the Franchisee paid the Company an initial, non-recurring, non-refundable franchise fee of $10,000. In addition, the Franchisee paid the Company a monthly royalty fee equal to 8% of the Franchisee's gross monthly revenues (as such term is defined in the Franchise Agreement). The Franchisee also paid to the Company an advertising and sales promotion fee which is equal to the greater of 3% of the Franchisee's gross monthly revenues or $1,000. On May 30, 1995, the Company and the Franchisee entered into a franchise termination agreement whereby (i) the Franchise Agreement and related sublease were terminated, (ii) the Company purchased certain assets from the Franchisee and (iii) the Company and the Franchisee provided for the mutual release of any obligations of each to the other whether arising out of the Franchise Agreement, the sublease or otherwise. The purchase price for the assets conveyed by the Franchisee to the Company was $25,000 and 18,185 shares of Common Stock. Simultaneously with the Franchise Termination Agreement, the Company closed the Las Vegas Store.

         The Company entered into two option agreements (the "Bay Area Option Agreements") with Bay Area Backs I, a California limited partnership (the "Optionee"), on June 20, 1994 and June 21, 1994, respectively, for the opening of two franchised stores in the San Francisco area. Pursuant to the Bay Area
Option Agreements, the Optionee paid to the Company $5,000 for each of two options (the "Bay Area Options") to require the Company to enter into franchise agreements with the Optionee. On May 30, 1995, the Company and the Optionee entered into an option termination agreement whereby (i) the Bay Area Option Agreements were terminated, (ii) the Company purchased certain assets from the Optionee and (iii) the Company and the Optionee provided for the mutual release of any obligations of each to the other whether arising out of the Bay Area Option Agreements or otherwise. The purchase price for the assets conveyed by the Optionee to the Company and the termination of the Bay Area Options was $27,300.

         Upon termination of the franchise and the options referred to above, the Company suspended its franchise program and focused on developing its Company- owned stores. Starting in September 1996, the Company resumed the marketing of its franchise program.

         As of the date hereof, the Company has entered into two franchise agreements, one for a location at Roosevelt Field Mall, Long Island, New York, and the second for the Cherry Creek Mall, Denver, Colorado. In addition, the Company has entered into an option agreement (the "Franchise Option Agreement") for a franchise location in the Los Angeles, California metropolitan area. Under the terms of both franchise agreements, the franchisee has paid the Company a $12,500 initial, non-recurring, non-refundable, franchise fee and has agreed to pay a monthly royalty equal to 6% of the franchise's gross monthly revenues (as such term is defined in the Franchise Agreement). Under the terms of the Franchise Option Agreement, the optionee has paid to the Company a non-refundable fee of $5,000 (to be applied to the $12,500 franchise fee in the event the optionee signs a franchise agreement within 120 days of the date of the Franchise Option Agreement) and the Company has given the optionee an exclusive right to open a Great American BackRub franchise within Los Angeles and Orange Counties, California for a period of 120 days. In the event that the optionee locates a site within said counties that is acceptable to both the Company and the optionee, the Company and the franchisee will enter into a Franchise Agreement with terms identical to those described above.

COMPETITION

         Management does not know of any other multi-unit retailer in the business in which the Company operates. Competition currently consists of numerous independent massage therapists, spas, salons and health clubs providing full body massage, and a limited number of massage therapists providing seated massage in non-retail "off-site" environments. As competition may be anticipated, however, due to the relatively low cost of entry and absence of substantial barriers into such business, no assurance can be given that the Company will successfully compete with any such competitors, some of whom may have substantially greater financial and other resources than the Company.

REGULATION

         The sales of franchises in the United States is subject to certain requirements established by the FTC. These requirements generally relate to the disclosure of information regarding the franchisor and the rights, duties and obligations of the prospective franchisee. These disclosures and explanations are set forth in a document called a Uniform Franchise Offering Circular (which is commonly referred to as a "UFOC"). Effective in 1995, the FTC revised the disclosure requirements for a UFOC to require, among other things, "plain English language" disclosures. The Company believes it is in compliance with these changes.

         In addition to the requirements of the FTC, certain states require that franchisors register in the state and submit a modified UFOC for approval before offering franchises in such state. These state UFOCs must comply with the applicable state laws, which vary from state to state. The Company is currently registered in New York, California and Illinois.

         Certain states in which the Company intends to operate, including the States of Illinois and New York, in which the Company currently operates 13 Company-owned stores, require the licensing of massage therapists. The Company and its massage therapist employees will also be subject to various state and local laws and ordinances.

         The Company believes that it is in compliance with all applicable laws and regulations and has all required licenses to conduct its business. However, no assurances can be given that current laws or regulations applicable to the Company's business will not change. Any such new laws or regulations or the Company's expansion into new geographic areas could subject the Company to substantial costs in order to comply with such applicable laws or regulations. Any failure by the Company to comply with any new or existing laws or regulations could subject the Company to substantial penalties.

EMPLOYEES; EMPLOYEE TRAINING

         As of December 31, 1996, the Company had 130 employees, consisting of three full-time members of management, 10 full-time managers, 60 full-time employees and 57 part-time employees, which includes employees in the Company's nine New York City store locations and one White Plains, New York location. Other than members of management and the stores' manager who are salaried employees, all full and part-time personnel are hourly employees.

         The Company requires each new therapist to participate in the Company's three to five day training program as a condition to employment. The program includes extensive training relating to the Company's 5, 10, 20, 30 and 45 minute massage sequences, product knowledge and customer service. All back rub services are provided by therapists who are either licensed (in states where such licensing is required) or have completed training at a school certified by a recognized trade association.

         It is estimated by the American Massage Therapists Association that there are over 120,000 licensed/certified massage therapists in the country. The Company's experience has shown that most therapists are under-employed and are seeking part-time employment to supplement their existing private clientele. This need for part-time employment allows the Company to use flexible scheduling and minimizes payroll and benefit costs associated with full-time employment.

         Currently, the Company requires all of its employee/therapists to obtain professional liability insurance in the minimum amount of $1,000,000 through one of two professional massage organizations. In some cases the Company is permitted under the applicable policy to be named as an additional insured. In addition, the Company has obtained a professional liability policy for an additional $1,000,000 covering all of its employees.

         All of the Company's employees are non-union. The Company considers its relationship with its employees to be satisfactory.

TRADEMARK PROTECTION

         The mark THE GREAT AMERICAN BACKRUB is the subject of U.S. Trademark Registration No. 1,922,629, issued September 26, 1995. The registration includes the statement that the Company does not claim exclusive rights to use of the term "BACKRUB" alone, apart from the trademark as shown. The trademark registration will remain in full force and effect for a term of ten years from the date of issue. However, a declaration of continued use must be filed in the Trademark Office no earlier than the fifth anniversary and no later than the sixth anniversary of the registration in order to avoid cancellation of the registration. The registration gives the company prima facie nationwide exclusivity to the mark THE GREAT AMERICAN BACKRUB as against any third party adopting a confusingly similar mark after the date of issue.

LEGAL PROCEEDINGS

         The Company is not a party to any legal proceedings which, individually or in the aggregate, are believed to be material to the Company's business.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company, their ages and present positions with the Company are as follows:

NAME                     AGE          POSITION WITH THE COMPANY
----                     ---          -------------------------

William Zanker            42          Chairman of the Board and President

Terrance C. Murray        47          Chief Executive Officer and Director

Keith Dee                 39          Chief Financial Officer and
                                      Secretary

Stephen Seligman          42          Director

Edward E. Faber           63          Director

Andrew L. Hyams           42          Director

Donald R. Fleischer       42          Director

Peter Hanelt              51          Director


         All directors of the Company hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified. The officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's shareholders, and hold office until their death, until they resign or until they have been removed from office.

         The following is a brief summary of the background of each director and executive officer of the Company:

         WILLIAM ZANKER founded the Company in December 1992 and has served as the Chairman of the Board of Directors and President since that time. Prior to founding the Company, Mr. Zanker was the founder and from 1980 to December 1991 the Chairman of the Board of Directors and Chief Executive Officer of The Learning Annex, Inc., a national chain offering short, inexpensive educational programs in a variety of subjects. In December 1991, an involuntary petition in bankruptcy was filed against The Learning Annex, Inc. (Case No. 91-B-12582
(SDNY). From December 1991 to December 1992, Mr. Zanker was a consultant to The Learning Annex, Inc.

         TERRANCE C. MURRAY has been a director and Chief Executive Officer of the Company since December 1993. From February 1993 through November 1993, Mr. Murray was a management consultant. From May 1991 through January 1993, Mr. Murray was Executive Vice President, Operations of Supercuts, Inc., a national chain of company-owned and franchised hair care salons with headquarters in San Francisco, California. From July 1985 through April 1991, Mr. Murray was an attorney with the law firm Foley, McIntosh & Foley located in Albany, California.

         KEITH R. DEE has been the Company's Chief Financial Officer since July 1995. From January 1988 to June 1995, Mr. Dee was a partner in the certified public accounting firm of Elwell, Cangiano, Zdon & Dee LLC. Prior to forming his partnership, Mr. Dee was employed as a Certified Public Accountant at both National and Regional accounting firms.

         STEPHEN SELIGMAN has been a director of the Company since February 1994. He has been Chief Executive Officer of The Learning Annex - California from January 1991 to the present. From October 1989 through December 1990, Mr. Seligman was Chief Executive Officer of The Learning Annex - New York. From 1986 through September 1989, Mr. Seligman was Chief Operating Officer of Hema Systems Limited, a blood service management company located in New York, New York.

         EDWARD E. FABER became a director of the Company on March 7, 1995. Mr. Faber was the President, Chief Executive Officer and Deputy Chairman of the Board of Directors of Supercuts, Inc. from June 1991 until he retired from active management in December 1992. During his tenure at Supercuts, Mr. Faber had primary responsibility for franchise development and marketing. From 1976 through January 1990, he held various executive positions with ComputerLand, including President from 1976 to 1983, President and Chief Executive Officer from 1985 to 1986, Chairman and Chief Executive Officer from 1986 until Computerland was sold in 1987, and Vice Chairman from 1987 to January 1990. From February 1990 to April 1991, he was Chairman and Chief Executive Officer of Dataphaz, a ComputerLand franchisee, which was sold to ComputerLand. Additionally, from 1957 to 1969, Mr. Faber held various positions with International Business Machines. Mr. Faber also served as an officer in the United States Marine Corps.

         ANDREW L. HYAMS became a director of the Company on March 7, 1995. Mr. Hyams has been a strategic planner for the Boston Department of Health and Hospitals since September 1992 and since June 1991 has been in private law practice in health law and policy in Massachusetts. From September 1990 to May 1991, he attended the Harvard School of Public Health. From 1985 to August 1990, he served as general counsel to the Massachusetts Board of Registration in Medicine. Mr. Hyams has practiced law in New York and Massachusetts in both the public and private sectors, specializing in health law and regulation and has written and lectured in this field. Mr. Hyams is also a visiting lecturer at the Harvard School of Public Health. Mr. Hyams holds law and public health degrees from Harvard Law School and Harvard School of Public Health, respectively.

         DONALD R. FLEISCHER became a director of the Company on March 7, 1995. In 1981, Mr. Fleischer co-founded First Moments, Inc., an advertising firm which is a leader in the marketing and delivery of sample kits to targeted groups, and has served as its Executive Vice President since then. Mr. Fleischer is also President of Additions, Inc., which specializes in direct marketing, contract packaging and product fulfillment.

         PETER HANELT became a director of the Company on March 7, 1995. Mr. Hanelt has been Chief Operating Officer and Chief Financial Officer of Esprit de Corp., an international women's apparel manufacturer and retailer, since October 1993, and was a consultant in the development of Esprit's turnaround strategy between April and October 1993. During his nineteen-year career in operations and finance, Mr. Hanelt has held a number of Chief Operating Officer and Chief Financial Officer positions with such companies as Post Tool, Inc., a multi-store, multi-state retail chain (from September 1990 to December 1992); Sam & Libby, Inc., retailer and wholesaler of women's shoes (from February 1990 to August 1990); and Manetti-Farrow, Inc., the exclusive U.S. wholesaler for Gucci, Fendi and Mark Cross accessories and leather goods (from 1983 to January 1990). In addition, Mr. Hanelt held executive financial positions at various San Francisco hospitals, where he was responsible for a public bond refinancing and negotiation of a hospital affiliation. He was a certified public accountant with Deloitte & Touche in San Francisco from 1975 to 1979. Mr. Hanelt received his undergraduate degree from the U.S. Military Academy at West Point in 1967, and his M.B.A. from the University of California at Berkeley in 1975.

COMPENSATION OF DIRECTORS

         Each Director who is not an employee of the Company will receive $1,000 for each Board or committee meeting attended. Employees of the Company receive no additional compensation for service as a director. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

         The Company granted options to purchase 10,000 shares of Common Stock to each of Messrs. Seligman, Faber, Hyams, Fleischer and Hanelt on March 7, 1995. The options have a per share exercise price of $5.00 and vest one-third upon issuance, one-third on March 7, 1996 and one-third on March 7, 1997.

COMMITTEES OF THE BOARD

         The  Board of  Directors  has  authorized  three  standing  committees:
Executive Committee, Audit Committee, and Compensation Committee (which shall also function as the Stock Option Committee). The Audit Committee members are Donald Fleischer, Peter Hanelt (Chairman) and Stephen Seligman. The Compensation Committee members are Andrew Hyams (Chairman) and Edward Faber. The Executive Committee members are William Zanker, Terrance Murray and Stephen Seligman. Only independent directors will be appointed to the Audit and Compensation Committees.

1994 EMPLOYEE STOCK OPTION PLAN

         At the Company's 1994 annual meeting of shareholders held on July 18, 1994, the Company's shareholders approved the Employee Plan. The purpose of the Employee Plan is to promote the success of the Company by providing a method whereby eligible employees of the Company and its subsidiaries, as defined therein, may be awarded additional remuneration for services rendered, thereby increasing their personal interest in the Company. The Employee Plan is also intended to aid in attracting persons of suitable ability to become employees of the Company and its subsidiaries.

         The Employee Plan provides that the maximum number of shares of Common Stock reserved for awards thereunder shall be 75,000. As of the date of this Prospectus, options to purchase 8,500 shares of Common Stock are outstanding under the Employee Plan at a weighted average exercise price of $3.50 per share. The Employee Plan provides for the grant of (i) options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, and
(ii) options not intended to so qualify. The exercise price of options granted under the Employee Plan may be more than or equal to the fair market value of such shares on the date of grant; provided, however, that the exercise price of an Incentive Stock Option at the time of grant thereof shall (i), if such Incentive Stock Option is being granted to a 10% shareholder, be at least 110% of the fair market value on the date of grant and (ii), if such Incentive Stock Option is being granted to any other person, be at least 100% of the fair market value on the date of grant. The Company agreed with the underwriters of its initial public offering not to grant or issue options to purchase more than 37,500 shares of Common Stock prior to February 28, 1997. Any options granted under the Employee Plan that shall expire, terminate or otherwise be annulled for any reason without having been exercised shall again be available for purposes of the Employee Plan.

         The Employee Plan is to be administered by a committee comprised of not less than two persons. Each member of the committee shall be a member of the Company's Board of Directors who during the one year period prior to service on the committee was not, and during such service is not, granted or awarded any equity securities pursuant to the Employee Plan or any other plan of the Company if such grant or award or participation in such Employee Plan would prevent such member from being a "disinterested person" with respect to the Employee Plan for purposes of Rule 16b-3 under the Exchange Act. The committee will have the power and authority to grant to eligible persons options to purchase shares of the Company's Common Stock under the Employee Plan and to determine the restrictions, terms and conditions of all such options granted as well as to interpret the provisions of the Employee Plan, any agreements relating to awards granted under the Employee Plan, and to supervise the administration of the Employee Plan.

         No Incentive Stock Options may be granted to any person for which the "fair market value," as defined within the Employee Plan, determined as of the time an Incentive Stock Option is granted to such person, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such person during any calendar year under all plans of the Company and its subsidiaries, shall exceed $100,000.

         Subject to the provisions of the Employee Plan with respect to death, retirement and termination of employment, the term of each option shall be for such period as the committee shall determine as set forth in the applicable option agreement, but not more than (i) five years from the date of grant in the case of Incentive Stock Options held by 10% or greater shareholders and (ii) ten years from the date of grant in the case of all other Incentive Stock Options.

         The Employee Plan is intended to comply in all respects with Rule 16b-3 under the Exchange Act. No option grants have been awarded under the Employee Plan as of the date of this Prospectus.

         It is currently contemplated that approval of an amendment to the Employee Plan increasing the number of shares of Common Stock available for issuance thereunder will be sought at the Company's next annual Shareholders' Meeting which is expected to occur in May 1997.

NONQUALIFIED STOCK OPTIONS

         In December 1994, the Company granted ten year options to purchase 120,000 shares of Common Stock to each of Messrs. Zanker, Murray and Steven Thompson, then the Company's Chief Financial Officer. Such options are exercisable at a price of $3.75 per share. One-third of such options became exercisable in March 1995, one-third became exercisable in December 1995 and one-third becomes exercisable in December 1996. In July 1995, the Company granted five-year options to purchase 100,000 shares of Common Stock to each of Messrs. Zanker and Murray, each exercisable at a price of $1.875 per share. All such options have been exercised. In July 1995, the Company granted options to purchase 10,000 shares of Common Stock to Mr. Dee. Such options are exercisable at a price of $2.5625 per share. Options to purchase 5,000 shares vest and become exercisable in July 1996 and options to purchase an additional 5,000 shares vest and become exercisable in July 1997. All such options expire on the day before the 5-year anniversary of vesting. In March 1995, the Company granted ten year options to purchase 100,000 shares of Common Stock to a consultant to the Company. Such options are exercisable at a price of $5.00 per share. All such options are currently exercisable. In July 1995, the Company granted five-year options to purchase 65,000 shares of Common Stock to consultants to the Company. Such options are exercisable at a price of $4.00 per share. All such options are currently exercisable. In August 1995, the Company granted three-year options to purchase 100,000 shares of Common Stock to a consultant to the Company of which options to purchase 76,500 shares have been exercised. Such options are exercisable at a price of $2.375 per share. All such options are currently exercisable. In February 1996, the Company granted warrants to purchase 300,000 shares of Common Stock to IAI, 100,000 of which were exercisable at a price of $1.00 per share, 200,000 of which were exercisable at a price of $2.50 per share, and all of which have been exercised.

EMPLOYMENT AGREEMENTS

         The Company has entered into an agreement with Mr. Zanker pursuant to which he is employed full-time as the President of the Company for a term of three years, commencing as of November 1, 1994. Mr. Zanker will be required to devote substantially all of his business time and attention to the affairs of the Company. Mr. Zanker will receive an annual base salary of $120,000 for the first two years of the agreement. The salary for the third year will be set by the Compensation Committee of the Company's Board of Directors. Mr. Zanker will also be entitled to receive an annual bonus, if, when and as may be determined by the Company's Board of Directors. In addition, Mr. Zanker will receive a bonus ("Performance Bonus") of $100,000 payable anytime during the initial term of the employment agreement upon (i) the opening of an aggregate of 40 Company-owned and/or franchised stores or (ii) the Common Stock trading at $10.00 per share for 30 consecutive trading days at any time after August 28, 1995, or (iii) the Company's revenues for any of the years ended December 31, 1995, 1996 or 1997 equalling or exceeding $12.5 million, exclusive of revenues from acquired companies. The employment agreement contains a non-compete provision during the term of the agreement and for two years thereafter. In addition, Mr. Zanker shall be entitled to receive such benefits as are generally provided from time to time by the Company to its senior management employees, as well as to participate in the Company's stock option plan as may from time to time be in effect.

         The Company has entered into a three-year employment agreement with Mr. Murray similar to that of Mr. Zanker, commencing November 1, 1994, containing generally the same terms and conditions as provided for above; provided, however, that Mr. Murray shall be entitled to receive a Performance Bonus of $130,000 payable on the achievement of the same performance criteria as described above. Mr. Murray's employment agreement provides for Mr. Murray to be employed as Chief Executive Officer.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual compensation of the Company's chief executive officer and one other executive officer for services in all capacities to the Company during the Company's last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                Annual Compensation
                                              ----------------------

                                               YEAR           SALARY
                                               ----           ------

William Zanker                                 1993              *
  Chairman of the Board                        1994              *
                                               1995          $108,308

Terrance C. Murray                             1993              *
  Chief Executive Officer                      1994              *
                                               1995          $108,308


-----------------
* Messrs. Zanker and Murray received no compensation for either of fiscal year 1993 or 1994.




                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding stock option grants made to each of the named executive officers during the fiscal year ended December 31, 1995.



                                                                                                              Potential Realizable
                                                                                                               Value at Assumed
                                                                                                               Annual Rates of
                                                         Individual Grants for Option Term                    Stock Appreciation
                            ----------------------------------------------------------------------------     ----------------------


                             Number of
                             Shares of
                            Common Stock             % of Total
                             underlying             Options/SARs
                              Options/               Granted to          Exercise of
                            SARs Granted            Employees in         Base Price       Expiration
        Name                    (#)                 Fiscal Year          ($/Share)            Date            5% ($)      10% ($)
        ----                ---------------         --------------       ------------     -----------         ------      -------

William Zanker                100,000                   21.5%              $1.875          7/18/00            $51,500     $114,500

Terrance C. Murray            100,000                   21.5%              $1.875          7/18/00            $51,500     $114,500


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table provides information on options/SAR exercises in 1995 by the named executive officers and the value of such officers' unexercised options/SARs at December 31, 1995.



 Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year-End Option/SAR Value Table
-------------------------------------------------------------------------------------------------



                                                               Number of
                                                               Securities
                                                               Underlying         Value of
                                                               Unexercised        Unexercised
                                                               Options/SARs at    in-the-Money
                                                               Fiscal Year End    Options/SARs
                        Shares Acquired      Value Realized    Exercisable/       Exercisable/
                        on Exercise (#)           ($)          Unexercisable     Unexercisable
NAME                    ------------------   --------------    ----------------  ---------------
----

William Zanker                 0                   0           140,000/80,000    $205,000/10,000

Terrance C. Murray             0                   0           140,000/80,000    $205,000/10,000

         The Company has obtained individual term life insurance policies covering Messrs. Zanker and Murray in the amount of $2,000,000 per person. The Company is the sole beneficiary under these policies and the Company will keep such policies in force for a minimum of three years from March 7, 1995.

                              CERTAIN TRANSACTIONS

         In June 1993, the Company issued to Debbie Dworkin, the wife of the Company's Chairman of the Board, William Zanker, 187,500 shares of Common Stock for nominal consideration upon the founding of the Company. Ms. Dworkin has transferred an aggregate of 105,188 of such shares to certain individuals, including 34,375 shares sold to Terrance Murray and 21,875 shares sold to Steven Thompson.

         In December 1994, each of Messrs. Zanker and Murray waived their respective salaries which had accrued since January 1994 in the aggregate amount of $220,000 as of December 31, 1994 and worked without salary until March 1, 1995. Each has been subsequently compensated in accordance with the terms of their respective employment agreements. See "Management."

         On March 9, 1995, the Company entered into a consulting  agreement with
A. Clinton Allen (the "Consulting Agreement"), pursuant to which Mr. Allen was paid $3,000 per month, plus expenses. In addition, the Company granted to Mr. Allen options to purchase 100,000 shares of Common Stock exercisable for a period of 10 years at a price of $5.00 per share and was to grant to Mr. Allen an option to purchase 25,000 shares of Common Stock at the beginning of each calendar year during the term of the Consulting Agreement. Mr. Allen became a director of the Company on March 9, 1995. On December 18, 1995, Mr. Allen resigned from his position as a member of the Board of Directors of the Company and the Consulting Agreement was terminated.

         On December 7, 1995, the Company entered into an option agreement with Laidlaw Equities, Inc. and Laidlaw Holdings, Inc. (collectively, "Laidlaw") pursuant to which Laidlaw granted the Company options (the "Options") to purchase an aggregate of 475,000 shares (the "Option Shares"). Such options were exercisable at any time or from time to time prior to September 7, 1996 at an exercise price of $4.00 per share.

         On February 1, 1996, the Company engaged Horatio Management Services Corp., an affiliate of IAI, the underwriter in the Company Offering, as the Company's management consultant for a period of 24 months commencing February 1, 1996, at a fee of $5,000 per month (exclusive of any accountable out-of-pocket expenses), $60,000 of which is payable on the closing of the Company Offering and $60,000 of which is payable on the first anniversary thereof.

         On April 9, 1996, Laidlaw granted IAI an option to purchase 100,000 of the Option Shares, exercisable at any time to and including May 9, 1996, for an exercise price of $3.00 per share and the Company simultaneously released Laidlaw from the Options with respect to such shares. IAI exercised such option.

         On April 24, 1996, the Company granted certain individuals unaffiliated with the Company (the "Grantees") the right (the "Right") to cause the Company to assign the Options with respect to 375,000 of the Option Shares to them at any time prior to June 7, 1996 (subsequently extended to September 7, 1996); provided, however, that the exercise price with respect to such shares would be $5.00 per share. IAI purchased 50,000 of such shares from Laidlaw and simultaneously therewith the Company released Laidlaw from the Options as to such 50,000 shares and the Grantees released the Company from the Right as to such 50,000 shares.

         Except as described above, the Options expired unexercised on September 7, 1996.

         On November 15, 1996, the Company entered into a franchise agreement with Roosevelt Field Partners. See "Business - Franchise Development." Messrs. Zanker, Murray and Dee own, collectively, an approximately 22% equity interest in Roosevelt Field Partners.

         On December 27, 1996, the Company consummated the Bridge Financing (the net proceeds of which were approximately $175,000), consisting of five and one-third investment units, each such unit comprising a Bridge Note in the principal amount of $49,250 and 750,000 Bridge Warrants. In the Bridge Financing, William Zanker, President of the Company, Terrance C. Murray, Chief Executive Officer of the Company, and Keith R. Dee, Chief Financial Officer of the Company, purchased an aggregate of one and one-third of the investment units. On January 27, 1997, Mr. Zanker and the Company entered into an agreement whereby Mr. Zanker rescinded his investment in the Bridge Financing, consisting of .73387 investment units, and an equal number of units were sold by the
Company to another investor (the "New Investor"). See "Description of Securities--Description of Redeemable Warrants."

         All future and ongoing transactions and loans with officers, directors and principal shareholders of the Company will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of the disinterested directors of the Company.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of the date of this Prospectus with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company, and (iv) all Directors and executive officers as a group.

                                                Amount and
                                                 Nature of
                                                Beneficial       Percent of
            NAME AND ADDRESS(1)                Ownership(2)       Class(3)
                                             ---------------    -----------

Laidlaw Holdings, Inc........................  157,652(4)         6.7
Laidlaw Equities, Inc........................  149,564(4)         6.3
Debbie Dworkin...............................   63,562(5)         2.8
William Zanker...............................  143,562(6)         6.2
Terrance C. Murray...........................  139,375(7)         6.0
Stephen Seligman.............................   11,667(8)          *
Andrew L. Hyams..............................    8,542(9)          *
Edward E. Faber..............................    6,667(10)         *
Donald R. Fleischer..........................   22,292(11)         *
Peter Hanelt.................................    6,667(10)         *
Keith Dee....................................   26,875(12)        1.2
Cumberland Associates........................  130,000(13)        5.8
All executive officers and directors as a
 group (8 persons)...........................  365,647(14)        8.8

-------------------
*        Less than 1%
(1) Unless otherwise indicated, the address of each beneficial owner is c/o the Company, 425 Madison Avenue, New York, New York 10017.
(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act ("Rule 13d-3") and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power.
(3) The percentage of class is calculated in accordance with Rule 13d-3 and assumes that the beneficial owner has exercised any options or other rights to subscribe which are exercisable within sixty (60) days and that no other options or rights to subscribe have been exercised by anyone else.
(4) These shares consist of (i) 8,088 shares held by Laidlaw Holdings, Inc. and (ii) 24,564 shares held by, and 125,000 shares issuable upon the exercise of warrants held by, its subsidiary Laidlaw Equities, Inc. The address for each of Laidlaw Equities, Inc. and Laidlaw Holdings, Inc. is 100 Park Avenue, 28th Floor, New York, New York 10017.
(5) Debbie Dworkin is the wife of William Zanker, the Company's Chairman of the Board and President.
(6) These shares consist of (i) 63,562 shares held by Debbie Dworkin, Mr. Zanker's wife, and (ii) 80,000 shares issuable upon the exercise of options. Mr. Zanker disclaims any beneficial ownership of the shares held by Ms. Dworkin.
(7)      Includes 80,000 shares issuable upon the exercise of options.
(8) These shares consist of (i) 5,000 shares held by Stephen Seligman and his wife, Beth Greer, as joint tenants with right of survivorship and
         (ii) 6,667 shares issuable upon the exercise of options.
(9) These shares consist of (i) 1,875 shares held by Mr. Hyams and his wife, Tracey Hyams, as joint tenants with right of survivorship and
         (ii) 6,667 shares issuable upon the exercise of options.
(10)     Represents 6,667 shares issuable upon the exercise of options.
(11) These shares consist of (i) 3,125 shares held by Mr. Fleischer, (ii) 6,667 shares issuable upon the exercise of options and (iii) 12,500 shares issuable upon the exercise of certain warrants purchased by Mr. Fleischer.
(12)     Includes 5,000 shares issuable upon the exercise of options.
(13) The address for Cumberland Associates is 1114 Avenue of the Americas, New York, New York 10036.
(14) Includes 198,335 shares issuable upon the exercise of options and warrants.


                             SELLING SECURITYHOLDERS

         The following tables set forth certain information with respect to the Holders of Redeemable Warrants, Preferred Shares and Common Shares. Except as set forth below, none of the Holders is currently an affiliate of the Company, and none of them has had a material relationship with the Company during the past three years.





                                                                         AFTER THE CLOSING
                                                               ------------------------------------
                                NO. OF             NO. OF
                                COMMON             COMMON
                                SHARES             SHARES           NUMBER OF
NAME OF HOLDER                   OWNED            OFFERED         COMMON SHARES       PERCENTAGE
-----------------------      -------------    -------------    -------------------    -----------

Debbie Dworkin(1)               63,562          63,562                    0                0

Terrance C. Murray(2)          139,375(3)       59,375               80,000(3)            3.2

Keith Dee(4)                    26,875(5)       21,875                5,000(5)           (1.0


                                                                                  After the Closing
                                                                         ----------------------------------

                                                         No. of
                                No. of                 Redeemable               No. of
                              Redeemable                Warrants              Redeemable
                            Warrants Owned              Offered                Warrants          Percentage
                          ---------------------    ------------------    -----------------       -----------
Harold Hochberger             275,200                  275,200                    0                   0
Terrance C. Murray(2)         145,550                  145,550                    0                   0
Keith Dee(4)                   79,250                   79,250                    0                   0
Dune Holdings, Inc.           500,000                  500,000                    0                   0
RAASAY, S.A.                  500,000                  500,000                    0                   0
HANDA, S.A.                   500,000                  500,000                    0                   0


                                                                                    After the Closing
                                                                         -------------------------------------

                                No. of                   No. of
                              Preferred                Preferred                No. of
                                Shares                   Shares               Preferred
                               Owned(6)                Offered(6)               Stock            Percentage
                          ---------------------    ------------------    ----------------        ----------
Harold Hochberger             275,200                  275,200                    0                   0
Terrance C. Murray(2)         145,550                  145,550                    0                   0
Keith Dee(4)                   79,250                   79,250                    0                   0
Dune Holdings, Inc.           500,000                  500,000                    0                   0
RAASAY, S.A.                  500,000                  500,000                    0                   0
HANDA, S.A.                   500,000                  500,000                    0                   0

                                                                                   After the Closing
                                                                         -------------------------------------

                            No. of Common            No. of Common
                                Shares                   Shares             No. of Common
                             Owned(6)(7)             Offered(6)(7)              Shares              Percentage
                          ---------------------    ------------------    --------------------       -----------
Harold Hochberger           2,201,600                2,201,600                    0                     0
Terrance C. Murray(2)       1,164,400                1,164,400                    0                     0
Keith Dee(4)                  634,000                  634,000                    0                     0
Dune Holdings, Inc.         4,000,000                4,000,000                    0                     0
RAASAY, S.A.                4,000,000                4,000,000                    0                     0
HANDA, S.A.                 4,000,000                4,000,000                    0                     0


(1) Debbie Dworkin is the wife of William Zanker, the Company's Chairman of the Board and President.
(2)      Terrance  C.  Murray is the  Company's  Chief  Executive  Officer and a
         Director.
(3)      Includes 80,000 shares issuable upon the exercise of options.
(4)      Keith Dee is the Company's Chief Financial Officer and Secretary.
(5)      Includes 5,000 shares issuable upon the exercise of options.
(6)      Subject to adjustment under applicable anti-dilution provisions.
(7)      Assuming  issuance  of the  maximum  number of  shares of Common  Stock
         issuable  upon  conversion  of  the  Preferred  Stock   underlying  the
         Redeemable Warrants. See "Description of Securities."

         There is no assurance that the Holders will sell any or all of the Common Shares, Preferred Shares or Redeemable Warrants offered hereby. To the extent required, the specific Common Shares, Preferred Shares or Redeemable Warrants to be sold, the names of the Holder, other additional shares of Common Stock beneficially owned by such Holder, the public offering price of the Common Shares, Preferred Shares or Redeemable Warrants to be sold, the names of any agent, dealer or underwriter employed by such Holder in connection with such sale, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.

         The Common Shares, Preferred Shares and Redeemable Warrants covered by this Prospectus may be sold from time to time so long as this Prospectus remains in effect; provided, however, that the Holder is first required to contact the Company's Corporate Secretary to confirm that this Prospectus is in effect. Although the Company will use its best efforts to maintain this Prospectus in effect for a period of at least three (3) years, there can be no assurance that such will be the case. Since a Holder may be liable if he sells Common Shares, Preferred Shares or Redeemable Warrants when this Prospectus is not in effect, the Company requires each Holder to contact it to confirm that this Prospectus is then in effect prior to any sale of Shares. The Holders expect to sell the Common Shares, Preferred Shares or Redeemable Warrants at prices then attainable, less ordinary brokers, commissions and dealers' discounts as applicable.

         The Holders and any broker or dealer to or through whom any of the Common Shares, Preferred Shares or Redeemable Warrants are sold may be deemed to be underwriters within the meaning of the Securities Act with respect to the Common Shares, Preferred Shares or Redeemable Warrants offered hereby, and any profits realized by the Holder or such brokers or dealers may be deemed to be underwriting commissions. Brokers' commissions and dealers' discounts, taxes and other selling expenses to be borne by the Holder are not expected to exceed normal selling expenses for sales over-the-counter or otherwise, as the case may be. The registration of the Common Shares, Preferred Shares or Redeemable Warrants under the Securities Act shall not be deemed an admission by the Holders or the Company that the Holders are underwriters for purposes of the Securities Act of any Common Shares, Preferred Shares or Redeemable Warrants offered under this Prospectus.



                            DESCRIPTION OF SECURITIES

DESCRIPTION OF REDEEMABLE WARRANTS

BRIDGE FINANCING

         On December 27, 1996, the Company consummated a financing (the "Bridge Financing"), consisting of five and one-third investment units comprising an aggregate of $266,666.67 principal amount of promissory notes (the "Bridge Notes") and 4,000,000 warrants (the "Bridge Warrants"). The Bridge Notes bear interest at the rate of 10% per annum and are due and payable upon the earlier of (a) the consummation of a public financing of the Company through the sale of securities or (b) December 27, 1997 (January 27, 1998 in the case of the New Investor). Each Bridge Warrant entitles the holder to purchase one share of Series A Preferred Stock at an initial exercise price of $5.00 (subject to adjustment upon the occurrence of certain events) during the three-year period commencing December 27, 1997 (January 27, 1998 in the case of the New Investor). See "Certain Transactions." The net proceeds of approximately $175,000 from the Bridge Financing were applied by the Company to reduce accounts payable and accrued liabilities. Upon consummation of the Company Offering each Bridge Warrant shall automatically, without any action by the holder thereof, be converted into one-half of a Redeemable Warrant.

REDEEMABLE WARRANTS

         The Redeemable Warrants will be issued under and subject to the terms of a Warrant Agreement to be dated as of the closing of the Company Offering, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"). The summaries of certain provisions of the Warrant Agreement hereunder do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the Warrant Agreement. A copy of the Warrant Agreement is being filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

         Each Redeemable Warrant will entitle the registered owner thereof (the "Warrantholder") to purchase one share of Preferred Stock at an initial exercise price of $8.00 per share, subject to adjustment, commencing on ____________, 1998 [12 months from the date of this Prospectus] until 5:00 p.m. New York time, on _______, 2001 [four years from the date of this Prospectus] (the "Expiration Date"), unless previously redeemed. Each Redeemable Warrant shall be in registered form and is transferable at any time prior to the Expiration Date. Warrantholders are not entitled, by virtue of being warrantholders, to receive dividends or to consent to or receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or to vote at any such meetings or to exercise any rights whatsoever as shareholders of the Company. Commencing 12 months after the date of this Prospectus (subject to the consent of IAI, the underwriter in the Company Offering, if notice of redemption is given prior to 24 months from the date of this Prospectus), the Company shall have the right at any time to redeem all, but not less than all, of the Redeemable Warrants at a redemption price of $0.001 per Warrant, upon not less than 30 days' prior written notice, provided that the closing price of the Common Stock for each of the 10 trading days ending on the third trading day immediately prior to the notice of redemption, equals or exceeds 120% of the then exercise price of the Redeemable Warrant.

ADJUSTMENTS

         The exercise price of the Redeemable Warrants and the number of shares of Preferred Stock issuable upon exercise of the Redeemable Warrants are subject to adjustment in certain events including subdivisions or combinations of the Company's outstanding Common Stock, stock dividends and distributions, mergers and consolidations.

AMENDMENTS

         The Board of Directors of the Company, in its discretion, may amend the terms of the Redeemable Warrants to, among other things, reduce the exercise price; provided, however, that no amendment adversely affecting the rights of the holders of the Redeemable Warrants may be made without the approval of the holders of not less than a majority of the Redeemable Warrants then outstanding.

EXERCISE OF REDEEMABLE WARRANTS

         The Redeemable Warrants may be exercised by surrendering to the Warrant Agent the warrant certificate evidencing such Redeemable Warrants ("Warrant Certificate") duly executed by the Warrantholder or his duly authorized agent and indicating such Warrantholder's election to exercise all or a portion of the Redeemable Warrants evidenced by such Warrant Certificate, provided that only whole Redeemable Warrants and no fractional Redeemable Warrants may be exercised. Surrendered Warrant Certificates must be accompanied by payment of the aggregate exercise price of the Redeemable Warrants to be exercised, which payment may be made, at the Warrantholder's option, in cash or by delivery of a cashier's or certified check or any combination of the foregoing. A current Prospectus must be in effect in order for holders of Redeemable Warrants to exercise such Redeemable Warrants. Pursuant to the terms of the Warrant Agreement, the Company has agreed to maintain a current Prospectus in effect until the Expiration Date.

         Upon receipt of duly executed Redeemable Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered, to or upon the written order of exercising Warrantholders, certificates representing the number of shares of Preferred Stock so purchased. If fewer than all of the Redeemable

Warrants evidenced by any Warrant Certificates are exercised, a new Warrant Certificate evidencing the Redeemable Warrants remaining unexercised will be issued to the Warrantholder.

         The Company has authorized and will reserve for issuance a number of shares of Preferred Stock sufficient to provide for the exercise of all of the Redeemable Warrants. When delivered in accordance with the Warrant Agreement, such shares of Preferred Stock will be fully paid and nonassessable.

POTENTIAL ADVERSE EFFECT OF REDEEMABLE WARRANTS

         The Redeemable Warrants are subject to redemption by the Company. Redemption of the Redeemable Warrants could force the Warrantholders to exercise the Redeemable Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, to sell the Redeemable Warrants at the current market price when they might otherwise wish to hold the Redeemable Warrants, or to accept the redemption price, which may be substantially less than the market value of the Redeemable Warrants at the time of redemption. The holders of the Redeemable Warrants will automatically forfeit their rights to purchase the shares of Preferred Stock issuable upon exercise of such Redeemable Warrants unless the Redeemable Warrants are exercised before they are redeemed. The holders of Redeemable Warrants will not possess any rights as shareholders of the Company unless and until the Redeemable Warrants are exercised.

Current Prospectus and State Blue Sky Registration
IN CONNECTION WITH EXERCISE OF REDEEMABLE WARRANTS

         The Company will be able to issue shares of its Preferred Stock upon exercise of the Redeemable Warrants only if there is a then current prospectus relating to the Preferred Stock issuable upon the exercise of the Redeemable Warrants under an effective registration statement filed with the Commission, and only if such Preferred Stock is then qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of Redeemable Warrants reside. Although the Company has agreed to use its best efforts to meet such requirements, there can be no assurance that the Company will be able to do so. The failure of the Company to meet such requirements may deprive the Redeemable Warrants of any value and cause the resale or other disposition of Preferred Stock issued upon the exercise of the Redeemable Warrants to become unlawful.

DESCRIPTION OF PREFERRED STOCK

GENERAL

         The authorized capital stock of the Company includes 15,000,000 shares of preferred stock, $.001 par value, to be issued from time to time in one or more series. As of the date of this Prospectus, there were no shares of preferred stock outstanding.

         The Board of Directors is authorized, subject to any limitations prescribed by New York law, to provide for the issuance of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding), without any further vote or action by shareholders. The Board of Directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock, because the terms of the preferred stock that might be issued could conceivably prohibit the Company's consummation of any merger, reorganization, sale of substantially all its assets, liquidation or other extraordinary corporate transaction absent approval of the outstanding shares of preferred stock. Thus, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company.

RANKING

         The Preferred Stock will rank prior to the Company's Common Stock.

DIVIDEND RIGHTS

         The holders of the Preferred Stock offered hereby will be entitled to receive, when, as and if declared by the Company's Board of Directors out of funds of the Company legally available therefor (and subject to the limitation described in the last sentence of this paragraph), cumulative dividends at the rate of $.70 per annum per share, payable semi-annually on April 1 and October 1 in each year, either (at the option of the Company) in cash or in shares of Common Stock based on the average closing price of the Common Stock for the 10 consecutive trading days ending on the last trading day prior to the record date. Such dividends shall be cumulative from the date of issue of the Preferred Stock. The Company will pay each such dividend to the holders of record of the Preferred Stock as they appear on its stock register on the record date, which shall not be more than 30 nor less than 10 days preceding the dividend payment date. If a holder converts shares of Preferred Stock after the close of business on the record date for a dividend and before the opening of business on the payment date for such dividend, the holder will be required to pay to the Company at the time of such conversion the amount of such dividend (unless the shares were converted after the issuance of a notice of redemption with respect to such shares, which shares will be entitled to such dividend). See "--Conversion Rights" below.

         If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Preferred Stock, all dividends declared upon the Preferred Stock and any other preferred stock ranking on a parity as to dividends will be paid or declared PRO RATA so that in all cases the amount of dividends paid or declared per share on the Preferred Stock and such other preferred stock will bear to each other the same ratio that accumulated dividends per share, including dividends accrued or in arrears, if any, on the Preferred Stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless cumulative dividends on the Preferred Stock have been paid or declared in full and sums set aside for the payment thereof, no dividends (other than dividends in Common Stock or other shares of the Company's capital stock ranking junior to the Preferred Stock as to dividends and liquidation preference) may be paid or declared and set aside for the payment or other distribution made upon the Common Stock or, except as provided above, on any other capital stock of the Company ranking junior to or on parity with the preferred Stock as to dividends, nor may any Common Stock or any other capital stock ranking junior to or on a parity with the Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Company or any subsidiary of the Company (except by conversion into or exchange for capital stock of the Company ranking junior to the Preferred Stock as to dividends and liquidation preference).

         Dividends payable on the Preferred Stock for any period less than a full semi-annual period will be computed on the basis of a 360-day year of twelve 30- day months and the actual number of days elapsed in the period for which payable.

CONVERSION RIGHTS

         Holders of Preferred Stock will have the right, exercisable at any time after ____________, 1998 [12 months from the date of this Prospectus], except in the case of Preferred Stock called for redemption, to convert each share of Preferred Stock into the greater of four shares of Common Stock or a number of shares of Common Stock equal to $16.00 divided by average of the closing price (or if there is no reported sale, the average of the closing bid and asked prices) of the Common Stock for the 10 consecutive trading days ending on the third trading day preceding the date of conversion up to a maximum of eight shares of Common Stock. In the case of the Preferred Stock called for redemption, conversion rights will expire at the close of business on the business day immediately preceding the date fixed for redemption. Notice of an optional redemption must be mailed not less than 30 days and not more than 60 days prior to the redemption date. Upon conversion, adjustment or repayment will be made for dividends, but if any holder surrenders a share of Preferred Stock for conversion after the close of business on the record date for the payment of a dividend and prior to the opening of business on the next dividend payment date, then, notwithstanding such conversion, the dividend payable on such dividend payment date will be paid to the registered holder of such share on such record date. In such event, such share, when surrendered for conversion, must be accompanied by payment of an amount equal to the dividend payable on such dividend payment date on the share so converted (unless the share was converted after the issuance of a notice of redemption with respect to such share, which share will be entitled to such dividend). No fractional shares of Common Stock will be issued upon conversion and, if the conversion results in a fractional interest, an amount will be paid in cash equal to the value of such fractional interest based on the market price of the Common Stock on the last trading day prior to the date of conversion.

         If the Company reclassifies or changes its outstanding Common Stock, or consolidates with or merges into or transfers or leases all or substantially all its assets to any person, or is a party to a merger that reclassifies or changes its outstanding Common Stock, the Preferred Stock will become convertible into the kind and amount of securities, cash or other assets which the holders of the Preferred Stock would have owned immediately after the transaction if the holders had converted the Preferred Stock immediately before the effective date of the transaction.

         Conversion of shares of Preferred Stock may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Company or in blank, to the office or agency to be maintained by the Company for that purpose.

LIQUIDATION PREFERENCE

         In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of the Company's debts and other liabilities, the holders of Preferred Stock will be entitled to receive, out of the remaining net assets of the Company, the amount of $10.00 in cash for each share of Preferred Stock, plus an amount in cash equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution before any distribution is made to the holders of Common Stock or any other capital stock of the Company ranking (as to any such distribution) junior to the Preferred Stock. If upon any liquidation, dissolution or winding up of the Company, the assets distributable among the holders of shares of Preferred Stock and all other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Company thus distributable will be distributed ratably among the holders of the Preferred Stock and of all classes and series of preferred stock ranking (as to any such distribution) on a parity with the Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

         For purposes of this section, a distribution of assets in any dissolution, winding up or liquidation will not include (i) any consolidation or merger of the Company with or into any other corporation, (ii) any dissolution, liquidation, winding up or reorganization of the Company immediately followed by reincorporation of another corporation or (iii) a sale or other disposition of all or substantially all of the Company's assets to another corporation; provided that, in each case, effective provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of Preferred Stock.

OPTIONAL REDEMPTION

         The Preferred Stock may be redeemed at the option of the Company, in whole or from time to time in part, at any time on and after (i) _________________, 1999 [two years from the date of this Prospectus] with the consent of IAI, the underwriter in the Company Offering, or upon the closing of a public offering of equity securities of the Company or (ii) ___________, 2002 [five years after the date of this Prospectus], at a redemption price equal to $__________ per share [105% of the public offering price per share in the Company Offering], plus, in each case, all dividends accrued and unpaid on the Preferred Stock up to the date fixed for redemption. If fewer than all the outstanding shares of Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or in such other manner as prescribed by the Company's Board of Directors.

         At least 30 days but not more than 60 days prior to the date fixed for redemption, a written notice will be mailed to each holder of record of Preferred Stock to be redeemed, notifying such holder of the Company's election to redeem such shares, stating the date fixed for redemption thereof (the "Preferred Stock Redemption Date") and calling upon such holder to surrender to the Company on the Preferred Stock Redemption Date at the place designated in such notice the certificate or certificates representing the number of shares specified therein.

         On or after the Preferred Stock Redemption Date, each holder of Preferred Stock to be redeemed must present and surrender his certificate or certificates for such shares to the Company at the place designated in such notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate will be canceled. Should fewer than all the shares represented by any such certificate be redeemed, a new certificate will be issued representing the unredeemed shares. From and after the Preferred Stock Redemption Date (unless the Company defaults in payment of the redemption price), all dividends on the shares of the Preferred Stock designated for redemption in such notice will cease to accrue and all rights of the holders thereof as shareholders of the Company, except the right to receive the redemption price thereof (including all accrued and unpaid dividends up to the Preferred Stock Redemption Date), will cease and terminate and such shares will not thereafter be transferred (except with the consent of the Company) on the Company's books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Company, prior to the Preferred Stock Redemption Date, may deposit the redemption price of the shares of the Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case such notice to holders of the shares of the Preferred Stock to be redeemed will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which may not be later than the Preferred Stock Redemption
Date), against payment of the redemption price (including all accrued and unpaid dividends up to the Preferred Stock Redemption Date). Any moneys so deposited which remain unclaimed by the holders of the Preferred Stock at the end of two years after the Preferred Stock Redemption Date will be returned by such bank or trust company to the Company.

VOTING RIGHTS

         The holders of Preferred Stock shall not be entitled to vote on any matter except as required by law.

PREEMPTIVE RIGHTS

         No holder of Preferred Stock will have preemptive rights to subscribe for or acquire any unissued shares of the Company or securities of the Company convertible into or carrying a right to subscribe to or acquire shares.

TRANSFER AGENT

         The Registrar, Transfer Agent and Conversion Agent for the Preferred Stock will be Continental Stock Transfer & Trust Company, New York, New York. Continental Stock Transfer & Trust Company will also act as Paying Agent for the Preferred Stock. Continental Stock Transfer & Trust Company is also the transfer agent, warrant agent and registrar for the Common Stock and the Redeemable Warrants.

DESCRIPTION OF COMMON STOCK

         The Company's Certificate of Incorporation, as amended, authorizes the issuance of 20,000,000 shares of common Stock, $.001 par value (the "Common Stock"). As of the date of this Prospectus, there were 2,393,354 shares of the Common Stock issued and outstanding. All outstanding shares of Common Stock are, and the shares offered hereby will be, validly issued, fully paid and non-assessable. Holders of Common Stock are entitled to share ratably in such dividends and distributions as may from time to time be declared by the Board of Directors of the Company from funds legally available therefor and upon liquidation will be entitled to share ratably in any assets of the Company legally available for distribution to holders of the Common Stock. The Company's Certificate of Incorporation, as amended, and By-Laws do not confer any preemptive, subscription, redemption or conversion rights on the holders of Common Stock. Holders of Common Stock are entitled to cast one vote for each share held of record on each matter submitted to a vote of shareholders. There is no cumulative voting, which means that holders of a majority of the voting power may elect all of the directors.

INDEMNIFICATION OF DIRECTORS

         As permitted by the New York Business Corporation Law ("NYBCL"), the Company's Certificate of Incorporation, as amended, limits the personal liability of directors of the Company or its stockholders for damages for any breach of duty in such capacity. Liability is not eliminated for (i) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he is not legally entitled or (ii) the liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the NYBCL.

NEW YORK BUSINESS CORPORATION LAW

         The Company is subject to the NYBCL. Section 1600 of the NYBCL, known as the "Security Takeover Disclosure Act," applies to "takeover bids," generally defined to mean the acquisition of or offer to acquire by an offeror from an offeree, pursuant to a tender offer or request or invitations for tenders, any equity security of a target company, if after acquisition thereof, the offeror would, directly or indirectly, be a beneficial owner of more than 5% of any class of the issued and outstanding equity securities of such target company.

         No offeror shall make a takeover bid unless as soon as practicable on the date of commencement on the takeover bid he files with the New York Attorney General and delivers to the target company at its principal executive offices a registration statement containing certain specified information as set forth in
Section 1603 of the NYBCL.

         The foregoing discussion of certain provisions of the NYBCL is qualified in its entirety by reference to those NYBCL provisions. The area of state anti-takeover law has been rapidly changing in recent years. For example, certain state statutes have been contested on the basis of federal preemption and other theories. Moreover, the anti-takeover laws do not completely insulate corporations from hostile takeovers and do not change existing law concerning directors' fiduciary duties to shareholders. Shareholders are therefore urged to consult their respective legal counsel regarding applicable antitakeover laws and their effect on the Company and its shareholders.

TRANSFER AND WARRANT AGENT AND REGISTRAR

         The Company has appointed Continental Stock Transfer & Trust Company, New York, New York, as Transfer Agent and Registrar for the Common Stock and Warrant Agent for the Redeemable Warrants.

LISTING ON NASDAQ

         The Company's Common Stock is currently listed on Nasdaq under the symbol "RUBB". Application has been made for, and it is anticipated that upon consummation of the Company Offering, the Common Stock issuable upon conversion of the Preferred Stock will be approved for quotation on Nasdaq under the symbol "RUBB".

                         SHARES ELIGIBLE FOR FUTURE SALE

         Of the 2,393,354 shares of Common Stock currently outstanding, 2,248,542 shares of Common Stock are freely transferable, without restriction, under the Act, unless acquired by an affiliate (as that term is defined under the Act) of the Company, who is subject to the resale limitations of Rule 144 under the Act. The remaining 144,812 shares are "restricted securities" within the meaning of the Act, but all of such shares are being registered pursuant to a separate Registration Statement. All of the Company's officers and directors (who own 154,812 shares of Common Stock in the aggregate) have agreed not to sell, assign or transfer Preferred Stock for a period of 36 months from the date of this Prospectus (except for Messrs. Zanker, Murray and Dee, who have agreed not to transfer any shares of Preferred Stock or Common Stock for 24 months from the date of this Prospectus) without IAI's prior written consent. In addition, Messrs. Murray and Dee (who upon consummation of the Company Offering will hold an aggregate of 449,600 Redeemable Warrants) have agreed not to sell any Redeemable Warrants, Preferred Stock issuable upon the exercise of Redeemable Warrants or Common Stock into which Preferred Stock may be converted for 24 months from the date of this Prospectus without IAI's prior written consent.

         There has been only an extremely limited public market for the Common Stock. The Company cannot predict the number of shares of Common Stock which may be sold in the future pursuant to the exercise of outstanding options and warrants, registration rights, or pursuant to Rule 144 or other applicable exemptions from the registration requirements of the Act because such sales will depend on whether persons choose to exercise any registration rights they may have, the market price of the Common Stock, the individual circumstances of holders thereof and other factors. Nevertheless, there is the possibility that substantial amounts of restricted or registrable shares may be resold in the public market which may adversely affect prevailing market prices for the Common Stock.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a summary of certain United States federal tax considerations relevant to the purchase, ownership and disposition of Preferred Stock but does not purport to be a complete analysis of all the potential tax effects thereof. The discussion is limited to United States federal income tax matters. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"). Treasury regulations, and Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect, by legislative, judicial or administrative action. Except as otherwise indicated, references to Common Stock are to the Common Stock issuable upon conversion of the Preferred Stock.

         The information provided herein is directed to investors who will hold the Preferred Stock and the Common Stock issuable upon the conversion thereof as capital assets within the meaning of Section 1221 of the Code. In addition, the tax consequences to a particular holder (including life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, foreign corporation and nonresident alien individuals) may be affected by matters not discussed herein.

         This discussion has been reviewed by Olshan Grundman Frome & Rosenzweig LLP, counsel to the Company, who has given their opinion that such discussion, insofar as it concerns conclusions of law, is an accurate general description, subject to the assumptions and limitations set forth therein, of the principal United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Stock. The Company has not sought, nor does it intend to seek, a ruling from the IRS as to any of the matters covered by the discussion, and there can be no assurance that the IRS will not successfully challenge certain of the conclusions reached in the discussion. BECAUSE THE UNITED STATES FEDERAL TAX CONSEQUENCES DISCUSSED BELOW DEPEND UPON EACH HOLDER'S PARTICULAR TAX STATUS, AND DEPEND FURTHER UPON UNITED STATES FEDERAL TAX LAWS, REGULATIONS, RULINGS AND DECISIONS WHICH ARE SUBJECT TO CHANGE (WHICH CHANGES MAY BE RETROACTIVE IN EFFECT), PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF AN INVESTMENT IN THE PREFERRED STOCK INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, AS WELL AS THE CONSEQUENCES OF ANY RECENT, PENDING OR PROPOSED CHANGES IN THE APPLICABLE LAWS.

DISTRIBUTIONS ON PREFERRED STOCK

         Distributions by the Company with respect to the Preferred Stock will be characterized as dividends taxable as ordinary income to the extent of the Company's current or accumulated earnings and profits, if any, as determined for United States federal income tax purposes. To the extent that a distribution on the Preferred Stock to a holder exceeds the holder's allocable share of the Company's current or accumulated earnings and profits, such distribution will first be treated as a return of capital that will reduce the holder's adjusted tax basis in such Preferred Stock, the excess will be taxed as a capital gain and will be long-term capital gain if the holder's holding period for Preferred Stock is more than one year.

         The Company believes that it is likely that it has a deficit in accumulated earnings and profits. Therefore, whether a distribution on the Preferred Stock will be treated as a dividend generally will depend upon the presence of current earnings and profits in any year. It is not possible to predict whether the Company will have current or accumulated earnings and profits in subsequent years. Thus, there can be no assurance that all or any portion of a distribution of the Preferred Stock will be characterized as of dividend for United States federal income tax purposes. Corporate stockholders will not be entitled to claim the dividends-received deduction with respect to distributions that do not qualify as dividends. See the discussion regarding the dividends-received deduction below. For the remainder of this discussion, the term "dividend" refers to a distribution paid entirely out of the Company's current or accumulated earnings and profits.

         A corporate holder will generally be entitled to a 70% dividends-received deduction with respect to distributions that are treated as dividends on shares of Preferred Stock that the corporate holder has held for at least 46 days (91 days in the case of dividends attributable to a period or periods aggregating more than 366 days). A taxpayer's holding period for these purposes is reduced by periods during which the taxpayer's risk of loss with respect to the shares is considered diminished by reason of the existence of certain options, contracts to sell or other similar transactions. Also, the dividends-received deduction may be reduced or eliminated if a corporation has indebtedness "directly attributable to its investment" in portfolio stock (such as the Preferred Stock).

         A corporate holder is required to reduce its basis (but not below zero) in stock by the non-taxed portion (generally the portion eligible for the dividends-received deduction described above) of any "extraordinary dividend" as defined in Code Section 1059, if the holder has not held such stock subject to a risk of loss for more than two years before the Company declares, announces, or agrees to, the amount or payment of such dividend, whichever is earliest. If any part of the non-taxed portion of an extraordinary dividend has not been applied to reduce basis as a result of the limitation on reducing basis below zero, such part will be treated as gain from the sale or exchange of stock when such stock is disposed of or sold.

         In addition, for purposes of computing its alternative minimum tax liability, a corporate holder may, in general, be required to include in its alternative minimum taxable income a portion of any dividends-received deduction allowed in computing regular taxable income.

         Under certain circumstances, the operation of the conversion price adjustment provisions of the Preferred Stock, or the failure to adjust fully the conversion price for the Preferred Stock to reflect a distribution of stock, stock warrants or stock rights with respect to the Common Stock, or a reverse stock split, may result in the deemed receipt of a dividend by the holders of the Preferred Stock or the Common Stock if the effect is to increase such holders' proportionate interests in the Company. However, adjustments to reflect nontaxable stock splits or distribution of stock, stock warrants or stock rights will, generally, not be so treated. Any such constructive dividends may constitute (and cause other dividends to constitute) extraordinary dividends to corporate holders.

         If the redemption price of preferred stock that is subject to optional redemption by the issuer exceeds its issue price, and if such excess is not considered "reasonable", the entire amount of the redemption premium will be treated as being distributed to the holder of such stock, on an economic accrual basis, over the period from issuance of such stock until the date the stock is first redeemable. In this respect, the regulations provide as a safe harbor that a redemption premium not in excess of ten percent of the issue price of the stock which is not redeemable for five years from the date of issue is considered reasonable for this purpose. Even if the precise tests of the safe harbor cannot be met, however, a call premium will be regarded as reasonable if such premium is in the nature of a penalty for a premature redemption of the preferred stock and such premium does not exceed the amount the issuer would be required to pay for the right to make such premature redemption under the market conditions existing at the time of issuance. Although the Company believes that the premium it may pay upon a call of the Preferred Stock is equivalent to premium rates presently payable on comparable stock paying comparable dividends, there can be no assurance that such premium will not be deemed includible as a constructive dividend in accordance with the general rule stated above. Principles similar to the foregoing will apply to distributions with respect to the Common Stock.

CONVERSION OF PREFERRED STOCK INTO COMMON STOCK

         No gain or loss will be recognized upon conversion of Preferred Stock solely into shares of Common Stock. However, gain realized upon the receipt of cash paid in lieu of fractional shares of Common Stock will be taxed immediately. Except to the extent of cash paid in lieu of fractional shares of Common Stock, the adjusted tax basis for the shares of Common Stock received upon the conversion will be equal to the adjusted tax basis of the Preferred Stock converted, and the holding period of the shares of Common Stock will include the holding period of the Preferred Stock converted.

REDEMPTION OF PREFERRED STOCK

         Gain or loss recognized by a holder on a redemption of the Preferred Stock will be treated as a gain or loss from the sale or exchange of the Preferred Stock (see "Other Disposition" below), if, taking into account stock that is actually or constructively owned under the rules of Code Section 318 by such holder, either (i) the holder's common and preferred stock interest in the Company is completely terminated as a result of the redemption, (ii) such holder's percentage ownership of the Company's Common Stock immediately after the redemption is less than 80% of such percentage ownership immediately before the redemption, or (iii) the redemption is "not essentially equivalent to a dividend". Whether a redemption is not essentially equivalent to a dividend depends on each holder's facts and circumstances, but in any event, requires a "meaningful reduction" in such holder's interest in the Company.

         If none of the above conditions is satisfied, the entire amount of the cash received on a redemption of the Preferred Stock will be treated as a dividend. The holder's basis in the redeemed Preferred Stock would, in such case, be transferred to the holder's remaining shares of Company stock (if any). The amount of cash received that is treated as a dividend will represent an extraordinary dividend subject to Section 1059, with consequences as discussed above, irrespective of the period of time that the holder has held the Preferred Stock, if such redemption is not pro rata as to all shareholders.

OTHER DISPOSITION

         Upon the taxable sale or exchange of shares of Preferred Stock, or of shares of Common Stock acquired upon conversion of shares of Preferred Stock, a holder will recognize capital gain or loss equal to the difference between the amount realized on such sale or exchange and the holder's adjusted tax basis in such stock. Any capital gain or loss recognized will generally be treated as long-term capital gain or loss if the holder held such stock for more than one year. For this purpose, the period for which the Preferred Stock was held would be included in the holding period of the Common Stock received upon conversion.

BACKUP WITHHOLDING AND INFORMATION REPORTING

         A noncorporate holder of the Preferred Stock or the Common Stock issuable upon conversion of the Preferred Stock who is not otherwise exempt from backup withholding may be subject to backup withholding at the rate of 31% with respect to dividends paid on, or the proceeds of a sale, exchange or redemption of, the Preferred Stock or the Common Stock issuable upon conversion of the Preferred Stock. Generally, backup withholding applies only when the taxpayer
(i) fails to furnish or certify his correct taxpayer identification number to the payor in the manner requested, (ii) is notified by the IRS that he has failed to report payments of interest or dividends properly, or (iii) under certain circumstances, fails to certify that he has not been notified by the IRS that he is subject to backup withholding for failure to report interest or dividend payments. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against the holder's federal income tax liability or as a refund, provided that the required information is furnished to the IRS. Holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining any applicable exemption.

                              PLAN OF DISTRIBUTION

         This Prospectus covers 2,000,000 Redeemable Warrants and up to 16,144,812 shares of the Company's Common Stock and 2,000,000 shares of the Company's Preferred Stock. All of the Redeemable Warrants, Common Shares and Preferred Shares offered hereby are being sold by the Holders. The Company will realize no proceeds from the sale of the Redeemable Warrants, Common Shares and Preferred Shares by the Holders.

         The distribution of the Redeemable Warrants, Common Shares and Preferred Shares by the Holders is not subject to any underwriting agreement. The Holders may sell the Shares or Redeemable Warrants offered hereby from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Holders may effect such transactions by selling the Shares or Redeemable Warrants to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Holders and/or the purchasers of the Shares or Redeemable Warrants for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of the customary commissions). The Holders and any broker-dealers that participate with the Holders in the distribution of the Shares or Redeemable Warrants may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Shares or Redeemable Warrants commissioned by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Holders will pay any transaction costs associated with effecting any sales that occur.

         In order to comply with the securities laws of certain states, if applicable, the Shares and Redeemable Warrants will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares and Redeemable Warrants may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by the Company and the Holders.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares and Redeemable Warrants may not simultaneously engage in market-making activities with respect to the Company's Preferred Stock, Common Stock or Redeemable Warrants for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6, 10b-6A and 10b-7, which provisions may limit the timing of the purchases and sales of shares of Preferred Stock, Common Stock or Redeemable Warrants by the Holders.

         The Holders are not restricted as to the price or prices at which they may sell their Shares or Redeemable Warrants. Sales of such Shares or Redeemable Warrants may have an adverse effect on the market price of the Preferred Stock, Common Stock or Redeemable Warrants. Moreover, the Holders are not restricted as to the number of Shares or Redeemable Warrants that may be sold at any time subject, however, to certain contractual lock-up agreements, and it is possible that a significant number of Shares or Redeemable Warrants could be sold at the same time which may also have an adverse effect on the market price of the Company's Common Stock, Preferred Stock or Redeemable Warrants. See "Shares Eligible For Future Sale."

         The Company has agreed to pay all fees and expenses incident to the registration of the Shares and Redeemable Warrants, except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the Holders.

                                  LEGAL MATTERS

         The legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022.

                                     EXPERTS

         The financial statements included in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding uncertainties as to the ability of the Company to continue as a going concern) appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement on Form SB-2 under the Act with respect to the securities offered hereby (such Registration Statement with all exhibits, and amendments thereto being referred to hereinafter as the "Registration Statement"). This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities hereby, reference is made to the Registration Statement. The statements contained in this Prospectus as to the contents of any contract or any other document in this Prospectus are not necessarily complete and, in each instance, reference is made to the copy of such Registration Statement, each such statement being qualified in any and all respects by such reference. The Registration Statement, including exhibits, may be inspected without charge and copied at the Commission's Public Reference Section located at 450 Fifth Street, N.W., Washington, D.C. 20549, its Midwest Regional Office,

500 West Madison, Suite 1400, Chicago, Illinois 60661 and its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 upon payment of the fees prescribed by the Commission.

                              CHANGE IN ACCOUNTANTS

         On November 28,1994, the Company's prior auditors, Elwell, Cangiano, Zdon & Dee, resigned. The resignation was tendered solely on the basis that the Company had decided to pursue a public offering. On the same date, the Company engaged BDO Seidman, LLP to audit its financial statements for the fiscal years ended December 31, 1993 and December 31, 1994. The decision to change principal accountants was made with the approval of the Company's Board of Directors.

         The Company believes, and has been advised by Elwell, Cangiano, Zdon & Dee that it concurs in such belief, that during the fiscal year ended December 31,1993 and through November 28,1994, the Company and Elwell, Cangiano, Zdon & Dee did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Elwell, Cangiano, Zdon & Dee, would have caused it to make reference in connection with its report on the Company's financial statements to the subject matter of the disagreement.

         No report of Elwell, Cangiano, Zdon & Dee on the Company's financial statements for either of the past two fiscal years contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit scope or accounting principles. During such fiscal periods, there were no "reportable events" within the meaning of Item 304(a)(1) of Regulation SB promulgated under the Act.

                          INDEX TO FINANCIAL STATEMENTS


                                                                            PAGE



Report of Independent Certified Public Accountants                       F-2

Balance Sheet as of December 31, 1995                                    F-3

Statements of Operations for the years ended December 31, 1994
  and 1995 and December 18, 1992 (Inception) to December 31, 1995        F-4

Statements of Changes in Stockholders' Equity for the years ended
  December 31 1994 and 1995 and December 18, 1992 (Inception) to
  December 31 1995                                                       F-5

Statements of Cash Flows for the years ended December 31, 1994
  and 1995 and December 18, 1992 (Inception) to December 31, 1995        F-6

Summary of Accounting Policies                                           F-7

Notes to Financial Statements                                            F-9

Balance Sheet as of September 30, 1996                                   F-15

Statements of Operations for the nine month periods ended September 30,
  1996 and 1995 and December 18, 1992 (Inception)
  to September 30, 1996                                                  F-16

Statements of Cash Flows for the nine month periods ended September 30,
  1996 and September 30, 1995 and December 18, 1992
  (Inception) to September 30, 1996                                      F-17

Notes to Financial Statements                                            F-18

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
The Great American BackRub Store, Inc.
(a developmental stage company)
New York, New York

We have audited the accompanying balance sheet of The Great American BackRub Store, Inc. (a development stage company), as of December 31, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995, and for the period from December 18, 1992 (date of inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted accounting standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Great American BackRub Store, Inc. as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, and for the period from December 18, 1992 (date of inception) to December 31, 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a deficit which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/S/  BDO SEIDMAN, LLP
---------------------
BDO Seidman, LLP

New York, New York
February 23, 1996

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                             AS OF DECEMBER 31, 1995

                                     ASSETS

Current assets:
         Cash and cash equivalents                            $ 1,221,737
         Certificate of deposit                                 1,000,000
         Accounts receivable                                        9,054
         Prepaid expenses                                         109,688
         Inventory                                                217,709
                                                              -----------
                              Total current assets              2,558,188

Property and equipment:
         Furniture and fixtures                                   253,195
         Leasehold improvements                                   520,574
         Purchased lease                                          120,000
         Computer equipment                                        33,318
                                                              -----------
                                                                  927,087
              Less, Accumulated depreciation                  (    61,196)
                                                              -----------
                                                                  865,891

Other assets:
         Lease and equipment deposits                             164,813
                                                              -----------
                      Total assets                            $ 3,588,892
                                                              ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
         Accounts payable                                     $   332,737
                                                               ----------
         Accrued expenses                                         305,663
         Deferred revenue                                         160,193
                                                              -----------
                                                                  798,593
                                                              -----------

Deferred rent                                                     115,728
                                                              -----------
Commitments and contingencies
Stockholders' equity:
         Common stock, par value $0.001 per share,
         10,000,000 shares authorized, 1,785,266                    1,786
         shares issued and outstanding at December 31, 1995
         Additional paid in capital                             6,848,980
         Deficit accumulated during the development stage      (4,176,195)
                                                               -----------
                                                                2,674,571
                                                               -----------
           Total Liabilities and Stockholders' Equity          $ 3,588,892
                                                               ===========



              See accompanying summary of accounting policies and
                         notes to financial statements.

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS



                                                                        Year Ended
                                                                        December 31,
                                                              -----------------------------------          December 18, 1992
                                                                                                            (Inception) to
                                                                    1994                 1995              December 31, 1995
                                                              ----------------        -----------         ------------------

Revenues:
Services                                                         $  525,898            $  874,320            $ 1,466,799
Products                                                            136,873               326,012                501,954
Royalties, franchise fees and other                                  44,949                 1,609                 46,558
                                                                 ----------            ----------            -----------

              Total                                                 707,720             1,201,941              2,015,311
                                                                 ==========            ==========            ===========

Operating expenses:
Salaries and wages                                                  447,588             1,230,531              1,744,631
Cost of products sold, buying and occupancy                          88,498               269,261                377,564
Rental expense                                                      215,797               409,850                671,804
Advertising and promotion                                            37,057               158,657                295,672
General and administrative                                          589,076             1,521,672              2,390,242
Depreciation                                                         20,679                65,220                 89,588
Waived salaries                                                     320,000                30,000                350,000
                                                                 ----------            ----------            -----------

                      Total                                       1,718,695             3,685,191              5,919,501
                                                                 ----------            ----------            -----------

Net loss from operations                                       ( 1,010,975)          ( 2,483,250)          (  3,904,190)
                                                                ----------            ----------            -----------

Other income (expense):
Interest income                                                          --               149,691                149,691
Interest expense                                               (   108,000)          (   313,696)          (    421,696)
                                                                ----------            ----------            -----------

                      Total                                    (   108,000)          (   164,005)          (    272,005)
                                                                ----------            ----------            -----------

Net loss                                                       ($1,118,975)          ($2,647,255)           ($4,176,195)
                                                                ==========            ==========             ==========

Weighted average number of shares outstanding during the
         period                                                    658,750             1,582,250
                                                                 ==========            ==========

Net loss per common share and equivalents                       $    (1.70)                (1.67)
                                                                 ==========             =========

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                                                          Deficit
                                                                                                                        Accumulated
                                                                                                       Additional        during the
                                                                           Common Stock                 Paid-in         Development
                                                                    Shares             Amount           Capital            Stage
                                                                  -----------       -----------       -----------       -----------
Balance, December 18, 1992 (Inception)                                   --         $      --         $      --         $      --

Initial issuance of common stock for
services, June 1993                                                   375,000               375             2,625              --

Issuance of common stock in private
placement, October 1993, for cash at $8
per share, net of issuance costs                                      125,000               125           869,875              --

Net loss, year ended December 31, 1993                                   --                --                --            (409,965)
                                                                  -----------       -----------       -----------       -----------

Balance, December 31, 1993                                            500,000               500           872,500          (409,965)

Issuance of warrants to Bridge
Note Investors                                                           --                --             106,000              --

Waived salaries                                                          --                --             320,000              --

Net loss, year ended December 31, 1994                                   --                --                --          (1,118,975)
                                                                  -----------       -----------       -----------       -----------

Balance, December 31, 1994                                            500,000               500         1,298,500        (1,528,940)

Issuance of common stock in public offering,
  March 1995, for $5 per share, net of
   issuance costs                                                   1,250,000             1,250         5,029,771              --

Issuance of warrants to Bridge
Note Investors                                                           --                --             306,500              --

Waived salaries                                                          --                --              30,000              --

Issuance of common stock for additional
costs in connection with the March 7, 1995
public offering                                                        10,500                11            10,489              --

Options granted as compensation                                          --                --             106,830              --

Issuance of common stock to former
franchisee and consultant                                              24,766                25            66,890              --

Net loss, year ended December 31, 1995                                   --                --                --          (2,647,255)
                                                                  -----------       -----------       -----------       -----------

Balance, December 31, 1995                                          1,785,266       $     1,786       $ 6,848,980       ($4,176,195)
                                                                  ===========       ===========       ===========       ===========

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                                                           Years ended            December 18, 1992
                                                                                           December 31,              (Inception) to
                                                                                       1994           1995        December 31, 1995
                                                                                    -----------    -----------      -----------

Cash flows from operating activities:
     Net loss                                                                       ($1,118,975)   ($2,647,255)     ($4,176,195)
                                                                                    -----------    -----------      -----------
     Adjustments to reconcile net loss to net cash used
        by operating activities:
        Depreciation and amortization                                                    20,679         65,220           74,696
        Salaries waived by officers                                                     320,000         30,000          350,000
        Warrant financing costs                                                         106,000        306,500          412,500
        Options granted as compensation                                                    --          106,830          106,830
        Common stock issued to former franchisee and
        consultant                                                                         --           66,915           66,915
        (Increase) decrease in:
             Accounts receivable                                                        (11,066)        37,742           (9,054)
             Prepaid expenses                                                            13,195       (109,688)        (109,688)
             Inventory                                                                    3,717       (204,515)        (217,709)
             Other assets                                                              (131,070)       191,122         (164,813)
        Increase (decrease) in:
              Accounts payable and accrued expenses                                     293,778        495,749          638,400
              Deferred revenues and rent                                                  7,141        177,442          275,921
              Accrued officer expenses                                                   67,040        (67,040)            --
                                                                                    -----------    -----------      -----------
                    Total adjustments                                                   689,414      1,096,277        1,423,998
                                                                                    -----------    -----------      -----------

Net cash used by operating activities                                                  (429,561)    (1,550,978)      (2,752,197)
                                                                                    -----------    -----------      -----------
Cash flows from investing activities:
     Purchase of certificate of deposit                                                    --       (1,000,000)      (1,000,000)
     Purchased lease                                                                       --         (120,000)        (120,000)
     Purchase of property and equipment                                                 (41,223)      (599,350)        (807,087)
                                                                                    -----------    -----------      -----------
Net cash used in investing activities                                                   (41,223)    (1,719,350)      (1,927,087)
                                                                                    -----------    -----------      -----------
Cash flows from financing activities:
     Net proceeds from the issuance of common stock                                        --        5,031,021        5,901,021
     Proceeds from issuance of bridge notes and short-term debt                         275,000           --            605,000
     Payment of bridge notes and short-term debt                                           --         (605,000)        (605,000)
     Payment of officer loan payable                                                     15,000        (15,000)            --
                                                                                    -----------    -----------      -----------
Net cash provided by financing activities                                               290,000      4,411,021        5,901,021
                                                                                    -----------    -----------      -----------
Net increase (decrease) in cash and cash equivalents                                   (180,784)     1,140,693        1,221,737
Cash and cash equivalents, beginning of period                                          261,828         81,044             --
                                                                                    -----------    -----------      -----------
Cash and cash equivalents, end of period                                            $    81,044    $ 1,221,737      $ 1,221,737
                                                                                    ===========    ===========      ===========

Supplemental  disclosures of cash flow information:
     Cash paid during the period for:
           Interest                                                                 $    13,696    $     7,196      $    20,892
                                                                                    ===========    ===========      ===========
           Income taxes                                                             $     1,375    $     1,500      $     2,875
                                                                                    ===========    ===========      ===========



          See accompanying summary of accounting policies and notes to financial statements.

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                         SUMMARY OF ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

The Great American BackRub Store, Inc. (the "Company"), formally American Pleasure, Inc., is and owner/operator of retail stores which provide seated, fully clothed back rubs and sell back and stress related products. The Company, incorporated on December 28, 1992, began operations in August, 1993 and opened its first store for business in October, 1993. As of December 31, 1995, the Company has eight retail stores in operation in the New York metropolitan area.

Management believes that the Company's planned principal operations, the establishment of company-owned and franchised stores throughout the country, have not yet commenced. The initial eight stores have been used to continue to develop and modify the Company's retail concept. Accordingly, the accompanying financial statements have been prepared as a development stage company, in accordance with Statement of Financial Accounting Standards (SFAS) No. 7.

USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumption that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent all amounts held in banks and money market accounts and short term investments such as United States Treasury bills with original maturities of less than three months.

CERTIFICATE OF DEPOSIT

The Company has a certificate of deposit maturing in July, 1996 which is carried at cost and approximates market value at December 31, 1995.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to significant concentration of credit risk consist primarily of $1,000,000 of cash in a money market account and a $1,000,000 certificate of deposit maintained at one financial institution.

INVENTORY

Inventories, consisting of merchandise held for resale, are valued at the lower of cost or market. The Company uses the retail inventory method, on a first-in, first-out(fifo) basis.

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                         SUMMARY OF ACCOUNTING POLICIES

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Expenditures from maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lifes of the assets as follows:

  Leasehold improvements     The lesser of 10 years,  or the  remaining  life of
                             the lease
  Purchased lease            The lesser of 10 years,  or the  remaining  life of
                             the lease
  Furniture and fixtures     5 - 10 years
  Computer equipment         5 years

REVENUE RECOGNITION

The Company-owned store revenues are recognized when services are provided or upon the sale of products. Sale of gift certificates are recognized when redeemed or upon expiration. Royalties are recognized as income in the month in which franchisee services are rendered or products are sold by franchisees. The Company recognizes franchise revenue in accordance with SFAS No. 45. Deferred revenues represent unredeemed and unexpired gift certificates.

PER SHARE DATA

Net loss per common share for the year ended December 31, 1995 is computed by dividing net loss by the weighted average common shares outstanding during the year. The assumed exercise of common share equivalents was not utilized since the effect was anti-dilutive.

Net loss per common share for the year ended December 31, 1994 is computed by dividing net loss by the weighted average number of common shares and common share equivalents outstanding, adjusted for the effects of applying Securities and Exchange Commission Staff Accounting Bulletin No. 83, using the treasury stock method.

REVERSE STOCK SPLIT

In conjunction with the Public offering, on March 7, 1995 (see Note 2), the Board of Directors declared a 1 for 8 reverse stock split effective as of the business on February 23, 1995 (see Note 2). The accompanying financial statements and all common shares and equivalents and per share data included in the accompanying financial statements and footnotes have been restated to reflect the reverse stock split for the year ended December 31, 1994.

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; they do not include adjustments relating to the recoverability of recorded asset amounts and classification of recorded assets and liabilities. The Company has incurred losses since its inception and has an accumulated deficit of $4,176,195 at December 31, 1995. Insomuch as the Company continues to have a high level of operating expenses and will be required to make significant up-front expenditures in connection with its proposed expansion, the Company anticipates that losses will continue for at least 12 months and until such time, if ever, as the Company is able to generate sufficient revenues to finance its operations and the costs of continued expansion. Since inception, the Company's operations have generated negative cash flow, as its expenses have exceeded revenues, and the Company's ability to continue its operations is dependent upon additional debt or equity financing. There can be no assurance that the Company will be able to generate significant revenues or achieve profitable operations or that its operations will generate positive cash flow. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

In accordance with management's plans, the Company has retained investment banking counsel to advise it on the possible sale of equity securities, as well to as introduce and assist in the evaluation of potential merge and partnership opportunities. Management expects that these efforts will result in either an additional equity infusion or an introduction to other parties with interests and resources which may be compatible with that of the Company. However, no assurances can be given that the Company will be successful in raising additional capital or entering into a business alliance. Further, there is no assurance, assuming the Company successfully raises additional funds or enters into a business alliance, that the Company will achieve profitability or positive cash flow.

The Company opened seven new stores in 1995. Based on current business trends from these new stores, management projects that these operations will produce a positive cash flow contribution to the Company during fiscal 1996 and is expected to substantially reduce the Company's operating losses during 1996.

If the Company is unable to obtain adequate additional financing or enter into a business alliance, or if the operating stores do not meet projections, management will be required to sharply curtail its expansion plans and operations.

NOTE 2 - INITIAL PUBLIC OFFERING

In an initial offering completed on March 7, 1995, the Company sold 1,250,000 shares of common stock for approximately $6,250,000 which, after commissions and fees, provided the Company with net proceeds of approximately $5,000,000.

On January 4, 1995, the Board of Directors authorized a 1 for 8 reverse stock split of the Company's common stock immediately prior to the completion of the public offering. This action was approved at the shareholders meeting on January 31, 1995. The reverse stock split was effected on February 23, 1995.

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 3 - SHORT-TERM DEBT

As of December 31, 1994, short-term debt consisted of the following:

Notes payable                             $330,000
Bridge notes payable                       275,000
                                          --------
      Total short-term debt               $605,000
                                          ========


Obligation under short-term debt was fully satisfied from the proceeds of the Company's initial public offering (Note 2) in March, 1995.

NOTES PAYABLE

At December 31, 1994, the Company had outstanding three notes payable amounting to $330,000 which were issued as consideration for (i) legal assistance with the Company's public offering (See Note 2) and (ii) other services. These notes were non-interest bearing and were paid on completion of the Company's public offering. In addition, certain holders of these notes, in the aggregate principal amount of $280,000, agreed to give the Company a 10% discount on the aggregate principal amount.

BRIDGE NOTES PAYABLE

Between October 1, 1994 and December 28, 1994, the Company had issued 12% Bridge Notes in the principal amount of $275,000, which were paid upon the completion of the Company's public offering (Note 2). In connection with these notes, the Company also issued 137,500 warrants, each warrant representing the right to purchase one share of common stock at one half the actual public offering per share price. The warrants are exercisable for three years from March 7, 1995. Interest expense of $106,000 and $306,500 for the years ended December 31, 1994 and 1995, respectively, reflects non-cash financing costs related to such warrants.

NOTE 4 - STOCK PLANS AND MANAGEMENT COMPENSATION

The Company has employment agreements with two executive officers which expire on October 31, 1997. The aggregate annual commitment for future salaries at December 31, 1995, is $240,000. These agreements also provide for bonuses aggregating $230,000 upon achievement of certain Company performance.

At the Company's 1994 annual meeting of shareholders held on July 18, 1994, the Company's shareholders approved the Employee Plan under which 75,000 shares of common stock are authorized for issuance. To date, none have been granted. The purpose of the Employee Plan is to promote the success of the Company by providing a method whereby eligible employees of the Company and its subsidiaries, as defined therein, may be awarded additional remuneration for services rendered, thereby increasing their personal interest in the Company. The Employee Plan is also intended to aid in attracting persons of suitable ability to become employees of the Company and its subsidiaries.

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 4 - STOCK PLANS AND MANAGEMENT COMPENSATION (CONT'D)

In December 1994, the Company granted ten year options to purchase 120,000 shares of Common Stock to executive officers of the Company. Such options are exercisable at a price of $3.75 per share. One-third of such options became exercisable in March, 1995, one-third became exercisable in December 1995 and one-third becomes exercisable in December 1996. In July 1995, the Company granted five-year options to purchase 100,000 shares of Common Stock to executive officers of the Company. Such options are exercisable at a price of $1.875 per share. All such options are currently exercisable. In July 1995, the Company granted options to purchase 10,000 shares of Common Stock to an executive officer of the Company. Such options are exercisable at a price of $2.5625 per share. Options to purchase 5,000 shares vest and become exercisable in July 1996 and options to purchase an additional 5,000 shares vest and become exercisable in July 1997. All options expire on the day before the 5-year anniversary of vesting. In December 1995, the Company granted options to purchase 90,000 shares of Common Stock to an executive officer of the Company. Such options are exercisable at a price of $2.375 per share. In addition, such options resulted in non-cash charge of approximately $107,000 in 1995. Options to purchase 45,000 shares are currently exercisable and options to purchase an additional 45,000 shares vest and become exercisable in December 1996. All options expire on the day before the 5-year anniversary of vesting. In March 1995, the Company granted ten year options to purchase 100,000 shares of Common Stock to a consultant of the Company. Such options are exercisable at a price of $5.00 per share. All such options are currently exercisable. In July 1995, the Company granted five year options to purchase 25,000 and 40,000 shares of Common Stock to consultants to the Company. Such options are exercisable at a price of $4 per share. All options are currently exercisable. In August 1995, the Company granted three year options to purchase 100,000 shares of Common Stock to a consultant to the Company. Such options are exercisable at a price of $2.375 per share. All such options are currently exercisable.

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 4 - STOCK PLANS AND MANAGEMENT COMPENSATION (CONT'D)

Non-qualified stock option transactions during the years ended December 31, 1994 and 1995 are summarized below:

                               December 31, 1994          December 31, 1995
                               -----------------          -----------------
                                           Grant                       Grant
                            Shares         Price      Shares           Price
                            -------       --------    -------       ------------
Outstanding
options at
beginning of year              --          --         360,000       $       3.75

Options
granted                     360,000       $   3.75    565,000       $1.875-$5.00

Options
exercised                      --          --            --                 --

Options
forfeited                      --          --            --                 --

Outstanding
options at
end of year                 360,000       $   3.75    925,000       $1.875-$5.00
                            =======       ========    =======       ============

Exerciseable
options at
end of year                    --          --         345,000       $1.875-$5.00
                                                      =======       ============

NOTE 5 - INCOME TAXES

Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred income taxes are recorded to reflect the tax consequences on future years differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. Valuation allowances are established for those income tax benefits whose reliability is uncertain.

Reconciliation of the difference between income taxes computed at the Federal statutory tax rates and the Company's effective tax rate are as follows:

                                                  Year ended December 31,
                                                    1994           1995
                                                    ----           ----
Income tax benefit computed at Federal
  statutory tax rates                              (34.0)%        (34.0)%
Other                                                 .1             .1
Valuation allowance of net deferred tax asset       33.9           33.9
                                                    ----           ----

Provision for income taxes                            -%             -%
                                                    ====           ====

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 5 - INCOME TAXES (CONT'D)

Deferred tax assets and liabilities are comprised of the following:

                                                DECEMBER 31,
                                                ------------
                                                    1995
                                                    ----
Net operating loss carryforward                    $1,405,400
Other, net                                             (3,000)
                                                   ----------
Net deferred tax asset                              1,402,400
Valuation allowance                                (1,402,400)
                                                   -----------
                                                   $       --
                                                   ===========


For Federal tax purposes, the Company had available, at December 31, 1995, net operating loss carryforwards of $4,176,000, which expire through 2010 subject to certain annual limitations.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company reimbursed expenses paid personally by a stockholder, amounting to $20,000 for the year ended December 31, 1994 and $50,000 for the period from December 18, 1992 (date of inception) to December 31, 1995.

A former officer of the Company owned a 12.5% limited partnership interest in a franchise which opened July, 1994 and was terminated May, 1995. The Company earned approximately $35,000 in franchise and related fees during 1994. As part of the termination agreement, this limited partnership received $25,000 and 18,185 shares of Company stock with a market value of $55,000 on the date the franchise termination agreement was executed.

At December 31, 1994, the Company had a non-interest bearing demand note payable due to an officer of $15,000 and had amounts due to officers for unreimbursed expenses of $67,040. These amounts were paid during the year ended December 31, 1995.

The Company's executive officers have waived payment of their respective salaries for 1994 and 1995 aggregating $320,000 and $30,000, respectively. The waived salaries are included in the statement of operations for the years ended December 31, 1994 and 1995, and for the period from December 18, 1992 to December 31, 1995 in accordance with SAB Topic 1:B

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 7 - COMMITMENTS

The Company leases retail stores and office equipment. All of the retail stores are leased under noncancellable agreements which expire at various dates through the year 2005. The agreements, which have been classified as operating leases, require the Company to pay insurance, taxes and other maintenance costs.

The following is a schedule of future minimum rental payments which are required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 1995.

YEAR ENDING DECEMBER 31,                     NET MINIMUM RENTALS
------------------------                     -------------------

1996                                               $   554,000
1997                                                   573,000
1998                                                   575,000
1999                                                   576,000
2000                                                   577,000
Thereafter                                           2,397,000
                                                  ------------
              Total                                $ 5,252,000
                                                   ===========



The rental expense, including deferred rent, under operating leases was $215,797, $409,850, and $671,804 for the years ended December 31, 1994 and 1995 and the period from December 18, 1992 (date of inception) to December 31, 1995.

Deferred rent results as the Company recognizes the cost of leases with free rent periods and accelerating lease payments on a straight-line basis over the term of the lease.

In addition, the Company is committed to pay future salaries under employment agreements with two executive officers (See Note 4).

NOTE 8 - SUBSEQUENT EVENTS

On February 7, 1996, the Company entered into a financial advisory and consulting agreement with an investment banking firm to advise it on the possible sale of additional equity securities, as well as to introduce and assist in the evaluation of potential merger and partnering opportunities.

The agreement is for a period of one year commencing on February 1, 1996 and included a $100,000 retainer paid on the execution of the agreement and warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $1.00 per share exercisable from the date of the agreement to and including January 31, 1997 and warrants to purchase 200,000 shares of common stock of the Company at an exercise price of $2.50 per share exercisable from the date of the agreement to and including January 31, 1998.

Such warrants will result in a non-cash charge of approximately $475,000 for the year ended December 31, 1996 and approximately $50,000 for the year ended December 31, 1997.

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             CONDENSED BALANCE SHEET
                                   (UNAUDITED)
                            AS OF SEPTEMBER 30, 1996

                                     ASSETS


Current assets:
         Cash and cash equivalents                                                           $ 1,239,465
         Prepaid expenses                                                                        293,462
         Inventory                                                                               293,478
                                                                                             -----------
                              Total current assets                                             1,826,405

Property and equipment:
         Furniture and fixtures                                                                  356,258
         Leasehold improvements                                                                  677,001
         Purchased lease                                                                         120,000
         Computer equipment                                                                       33,318
                                                                                             -----------
                                                                                               1,186,577
              Less, Accumulated depreciation                                                 (   122,896)
                                                                                             -----------
                                                                                               1,063,681

Other assets:
         Deferred offering costs                                                                  37,500
         Lease and equipment deposits                                                            209,336
                      Total other assets                                                         246,836

                              Total assets                                                   $ 3,136,922
                                                                                             ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Accounts payable                                                                    $   120,305
         Accrued expenses                                                                        279,324
         Deferred revenue                                                                         49,445
                                                                                             -----------
                      Total current liabilities                                                  449,074

Deferred rent                                                                                    185,108

Commitments and contingencies
Stockholders' equity:
         Common stock, par value $0.001 per share, 10,000,000
         shares authorized                                                                         2,226
         2,226,342 shares issued and outstanding
         Additional paid in capital                                                            8,223,342
         Deficit accumulated during the development stage                                    ( 5,722,828)
                                                                                             -----------
                                                                                               2,502,740
                      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $ 3,136,922
                                                                                             ===========


                See accompanying notes to financial statements.

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                 Nine months ended
                                                                   September 30,                              December 18, 1992
                                                                                                                (Inception) to
                                                            1996                        1995                  September 30, 1996
                                                            ----                        ----                  ------------------

Revenues:
Services                                                  $ 1,527,390                $   535,977                  $  2,993,245
Products                                                      442,114                     99,694                       945,011
Royalties, franchise fees and other                                 -                      2,035                        46,558
                                                         ------------               ------------                --------------

              Total                                         1,969,504                    637,706                    33,984,814
                                                        -------------               ------------                --------------

Operating expenses:
Salaries and wages                                            991,435                    713,770                     2,859,272
Cost of products sold, buying and occupancy                   300,252                     50,495                       718,446
Rental expense                                                463,798                    199,420                     1,135,589
Advertising and promotion                                      73,862                     75,937                       376,034
Non-cash financial advisory fees                              350,000                         --                       350,000
General and administrative                                  1,356,342                    868,473                     3,577,615
Depreciation                                                   61,700                     14,362                       151,288
Waived salaries                                                     -                     30,000                       350,000
                                                          -----------                -----------                   -----------

         Total                                              3,597,389                  1,952,457                     9,518,244
                                                           ----------                 ----------                    ----------

Net loss from operations                                  ( 1,627,885)               ( 1,314,751)                  ( 5,533,430)
                                                          ----------                 ----------                    ----------

Other income (expense):
Interest income                                                82,607                    129,757                       232,298
Interest expense                                                   --                (   313,696)                  (   421,696)
                                                           ----------                ----------                    ----------

              Total                                            82,607                (   183,939)                  (   189,398)
                                                           ----------                ----------                    ----------

Net loss                                                ($ 1,545,278)                ($1,498,690)                  ($5,722,828)
                                                         -----------                 ----------                    ----------

Weighted average number of shares
         outstanding during the period                      1,859,506                  1,507,500
                                                         ============               ============

Net loss per common share and equivalents                  $    (0.83)            $        (0.99)
                                                           ============             ============


                 See accompanying notes to financial statements

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                      Nine months ended  Nine months ended   December 18, 1992
                                                                        September 30,      September 30,      (Inception) to
                                                                           1996                1995          September 30, 1996
                                                                      -----------------  -----------------   ------------------
Cash flows from operating activities:
     Net loss                                                         ($1,545,278)        ($1,468,690)       ($5,722,828)
                                                                      ------------        ------------       ------------
     Adjustments to reconcile net loss to net cash used
        by operating activities:
        Depreciation and amortization                                      61,700              14,362            137,751
        Salaries waived by officers                                             -              30,000            350,000
        Warrant financing costs                                                 -             306,500            412,500
        Options granted as compensation                                   525,000                   -            631,830
        Common stock issued to former franchisee and
        consultant                                                              -                   -             66,915
        (Increase) decrease in:
             Accounts receivable                                            9,054               9,641                  -
             Prepaid expenses                                         (   183,774)        (   181,130)       (   293,462)
             Inventory                                                (    75,769)        (   136,438)       (   293,478)
             Other assets                                             (    82,023)            146,873        (   246,836)
        Increase (decrease) in:
             Accounts payable and accrued expenses                    (   238,771)            135,701            399,629
             Deferred revenues and rent                               (    41,368)        (     4,134)           234,553
             Accrued officer expenses                                           -         (    67,040)                 -
                                                                      ------------        ------------       ------------
             Total adjustments                                        (    25,951)            254,335          1,399,402
                                                                      ------------        ------------       ------------

Net cash used in operating activities                                 ( 1,571,229)        ( 1,214,355)       ( 4,323,426)
                                                                      ------------        ------------       ------------
Cash flows from investing activities:
     Purchase of certificate of deposit                                         -                   -        ( 1,000,000)
     Maturity of certificate of deposit                                 1,000,000                   -          1,000,000
     Purchased lease                                                            -                   -        (   120,000)
     Purchase of property and equipment                               (   259,490)        (   446,188)       ( 1,066,577)
                                                                      ------------        ------------       ------------
Net cash used in investing activities                                     740,510         (   446,188)       ( 1,186,577)
                                                                      ------------        ------------       ------------
Cash flows from financing activities:
     Net proceeds from the issuance of common stock                       848,447           5,127,732          6,749,468
     Proceeds from issuance of bridge notes and short-term debt                 -                   -            605,000
     Payment of bridge notes and short-term debt                                -         (   605,000)       (   605,000)
     Payment of officer loan payable                                            -         (    15,000)                 -
                                                                      ------------        ------------       ------------
Net cash provided by financing activities                                 848,447           4,507,732          6,749,468
                                                                      ------------        ------------       ------------

Net increase (decrease) in cash and cash equivalents                        17,728          2,847,189          1,239,465
Cash and cash equivalents, beginning of period                           1,221,737             81,044                  -
                                                                      -------------       ------------       ------------
Cash and cash equivalents, end of period                               $ 1,239,465         $2,928,233         $1,239,465
                                                                      =============       ============       ============

Supplemental  disclosures of cash flow information:
     Cash paid during the period for:
           Interest                                                              -         $   13,696         $   20,892
                                                                      =============        ===========        ==========
           Income taxes                                                $     1,500         $    1,375         $   12,686
                                                                      =============        ===========        ===========

                 See accompanying notes to financial statements.

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

DESCRIPTION OF BUSINESS

The Great American Backrub Store, Inc. (the "Company"), formerly American Pleasure, Inc., is an owner/operator of retail stores which provide seated, fully clothed back rubs and sell back related products. The Company, incorporated on December 28, 1992, began operations in August, 1993 and opened its first store for business in October, 1993. As of September 30, 1996, the Company has ten locations, nine in New York City and one in White Plains, NY at the "Westchester" mall.

Management believes that the Company's planned principal operations, the establishment of Company-owned stores and franchised stores throughout the country, have not yet commenced. The initial nine stores have been used to continue to develop and modify the Company's retail concept. Accordingly, the accompanying financial statements have been presented as a development stage company, in accordance with Statement of Financial Accounting Standards (SFAS) No. 7.

NOTE 1 - INITIAL PUBLIC OFFERING

In an initial public offering completed on March 7, 1995, the Company sold 1,250,000 shares of common stock for approximately $6,250,000 which, after commissions and fees, provided the Company with net proceeds of approximately $5,127,732.

NOTE 2 - CONDENSED FINANCIAL STATEMENTS

The condensed balance sheet as of September 30, 1996 and the condensed statements of operations and cash flows for the nine month periods ended September 30, 1996 and 1995, and the period December 18, 1992 (inception) to September 30, 1996 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and changes in cash flows at September 30, 1996 ad for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed financial statements should be read in conjunction with the financial statements and notes thereto of the Company as of December 31, 1995.

The results of operations for the nine month periods ending September 30, 1996 and 1995 are not necessarily indicative of the operating results for the full year.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent all amounts held in banks and money market accounts and short-term investments such as United States Treasury Bills with original maturities of three months or less.

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 3 - EARNINGS PER SHARE

Net loss per common share for the nine month period ended September 30, 1996 is computed by dividing net loss by the weighted average common shares outstanding during the period. The assumed exercise of common share equivalents was not utilized since the effect was anti-dilutive.

Net loss per common share for the nine month period ended September 30, 1995 is computed by dividing net loss by the weighted average number of common shares and common share equivalents outstanding, adjusted for the effects of applying Securities and Exchange Commission Staff Accounting Bulletin No. 83, using the treasury stock method.

NOTE 4 - STOCK OPTIONS

At the Company's 1994 annual meeting of shareholders held on July 18, 1994, the Company's shareholders approved the Employee Plan. The purpose of the Employee Plan is to promote the success of the Company by providing a method whereby eligible employees of the Company and its subsidiaries, as defined therein, may be awarded additional remuneration for services rendered, thereby increasing their personal interest in the Company. The Employee Plan is also intended to aid in attracting persons of suitable ability to become employees of the Company and its subsidiaries. The plan covers an aggregate of 75,000 shares of the Company's Common Stock. As of September 30, 1996, options to purchase 8,500 shares of Common Stock were outstanding under the plan.

In December 1994, the Company granted ten-year options to purchase 120,000 shares of Common Stock to each of Messrs. Zanker, Murray and Steven Thompson, then the Company's Chief Financial Officer. Such options are exercisable at a price of $3.75 per share. One-third of such options became exercisable in March, 1995, one-third became exercisable in December 1995 and one-third become exercisable in December 1996. In July 1995, the Company granted five-year options to purchase 100,000 shares of Common Stock to each of Messrs. Zanker and Murray, each exercisable at a price of $1.875 per share. All such options have been exercised. In July 1995, the Company granted options to purchase 10,000 shares of Common Stock to Mr. Dee. Such options are exercisable at a price of $2.5625 per share. Options to purchase 5,000 shares vest and become exercisable in July 1996 and options to purchase an additional 5,000 shares vest and become exercisable in July 1997. All such options expire on the day before the 5-year anniversary of vesting. In March 1995, the Company granted ten-year options to purchase 100,000 shares of Common Stock to a consultant to the Company. Such options are exercisable at a price of $5.00 per share. All such options are currently exercisable. In July 1995, the Company granted five-year options to purchase 65,000 shares of Common Stock to consultants to the Company. Such options are exercisable at a price of $4.00 per share. All such options are currently exercisable. In August 1995, the Company granted three-year options to purchase 100,000 shares of Common Stock to a consultant to the Company, of which options to purchase 76,500 shares have been exercised to date. Such options are exercisable at a price of $2.375 per share. All such options are currently exercisable. In February, 1996, the Company granted warrants to purchase 300,000 shares of Common Stock to a financial advisor and consultant to the Company, 100,000 of which are exercisable at a price of $1.00 per share, all of which have been exercised, and 200,000 of which are exercisable at a price of $2.50 per share, of which 100,000 have been exercised.

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 5 - LEASES

The Company leases retail stores and office equipment. All of the retail stores are leased under noncancellable agreements which expire at various dates through the year 2005. The agreements, which have been classified as operating leases, require the Company to pay insurance, taxes and other maintenance costs.

Rent expense amounted to $463,798 and $199,420 for the nine month periods ended September 30, 1996 and 1995, respectively. Rent expense from December 18, 1992 (inception) to September 30, 1996 was $1,135,589.

NOTE 6 - FINANCIAL ADVISORY AND CONSULTING AGREEMENT

On February 7, 1996, the Company entered into a financial advisory and consulting agreement with an investment banking firm to, among other things, advise the Company on the possible sale of additional securities, as well as to introduce and assist in the evaluation of potential merger and partnering opportunities.

The agreement is for a period of one year commencing as of February 1, 1996 and includes (i) a $100,000 retainer paid on the execution of the agreement, (ii) warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $1.00 per share exercisable from the date of agreement to and including January 31, 1997 (all of which have been exercised) and (iii) warrants to purchase 200,000 shares of the Company's common stock at an exercise price of $2.50 per share exercisable from the date of the agreement to and including January 31, 1998 (100,000 of which have been exercised).

Such warrants have resulted in a non-cash charge of $350,000 for the nine month period ended September 30, 1996.

         No dealer, salesman or any other person has been authorized to give any information or to make any representation contained in this Prospectus in connection with this offering, and if given or made, such information or representation must not be relied upon as having been authorized by the Company, any underwriter or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, any security other than the registered securities to which it relates, or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, crate an implication that there has been no change in the facts herein set forth since the date hereof.



                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----

Incorporation of Certain Documents By Reference...........................   2
Prospectus Summary........................................................   3
Risk Factors..............................................................   9
Company Offering..........................................................  16
Capitalization..............................................................16
Management's Discussion and Analysis
       of Financial Condition and
    Results of Operations.................................................  18
Price Range of Common Stock...............................................  20
Dividend Policy...........................................................  21
Business..................................................................  21
Management................................................................  27
Certain Transactions......................................................  33
Principal Shareholders....................................................  34
Selling Securityholders...................................................  35
Description of Securities.................................................  37
Shares Eligible for Future Sale...........................................  44
Certain U.S. Federal Income Tax Consequences..............................  44
Plan of Distribution......................................................  47
Legal Matters.............................................................  48
Experts...................................................................  48
Additional Information....................................................  48
Change in Accountants.....................................................  49
Financial Statements.......................................................F-1








                          2,000,000 REDEEMABLE WARRANTS

                                       AND

                        16,144,812 SHARES OF COMMON STOCK
                       2,000,000 SHARES OF PREFERRED STOCK


                               THE GREAT AMERICAN
                               BACKRUB STORE, INC.












                                   PROSPECTUS




















                                ___________, 1997

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, to the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Article Seventh of the Company's Certificate of Incorporation, as amended, provides, in general, that the personal liability of the directors of the Company is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the NYBCL, as the same may be amended and supplemented. Section 402(b) of the NYBCL provides that the certificate of incorporation of a New York corporation may set forth a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he is not legally entitled or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the NYBCL.

Item 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses (other than underwriting discounts and commissions) which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered. With the exception of the registration fee and NASD filing fee, all amounts shown are estimates.

Registration fee..................................................... $5,024.01
Nasdaq listing expenses...............................................
Blue Sky fees and expenses (including legal and filing fees)..........
Printing expenses (other than stock certificates).....................
Printing and engraving of stock certificates..........................
Transfer, Warrant Agent and Conversion Agent and register fees and expenses..........................................................
Legal fees and expenses (other than Blue Sky).........................
Accounting fees and expenses..........................................
Miscellaneous expenses................................................
                                                                      ---------
                  TOTAL...............................................$        .
                                                                      =========

Item 26.        RECENT SALES OF UNREGISTERED SECURITIES

         (a) The following securities were issued by the Registrant since its inception and prior to the date of filing of this Registration Statement. There were no underwriting discounts or commissions paid in connection with the issuance of any of these securities, except as otherwise noted:


                                     Amount
 Dates of                           Securities      Offering
   Sale             Title             Sold            Price      Purchaser
------------     --------------     ----------     ----------   --------------


 6/10/93         Common Stock       187,500        par value     Debbie Dworkin
 6/10/93         Common Stock        62,500         $166.67      Linda Amori
 6/10/93         Common Stock        62,500         $166.67      Michael Schub
 6/10/93         Common Stock        62,500         $166.67      Ron Rodriquez


1993 RULE 504 OFFERING

         On June 15, 1993, the Company sold 125,000 shares of Common Stock in an offering pursuant to Rule 504 at a price of $8.00 per share. The Company paid a commission related to this Offering equal to $130,000.

DECEMBER 1994 BRIDGE NOTES AND WARRANTS



                               Amount of
                               Securities    Offering
        Title                     Sold          Price         Purchaser
-------------------------      ----------    ----------    --------------------

Promissory Note/Warrants       $25,000/       $25,000      Michael Monroe
                                 12,500
Promissory Note/Warrants       $25,000/       $25,000      Fred Taylor Isquith
                                 12,500
Promissory Note/Warrants       $25,000/       $25,000      Michael Charney
                                 12,500
Promissory Note/Warrants       $25,000/       $25,000      Donald Fleischer
                                 12,500
Promissory Note/Warrants       $25,000/       $25,000      Maurice/Barbara
                                 12,500                    Kupritz
Promissory Note/Warrants       $25,000/       $25,000      Glenn/Dawn James
                                 12,500
Promissory Note/Warrants       $50,000/       $50,000      John Davis
                                 25,000
Promissory Note/Warrants       $25,000/       $25,000      Robert Leeds
                                 12,500
Promissory Note/Warrants       $25,000/       $25,000      The Carnegie
                                 12,500                    Partners
Promissory Note/Warrants       $12,500/       $12,500      Jules Leventhal
                                  6,250
Promissory Note/Warrants       $12,500/       $12,500      Private Label
                                  6,250                    Furniture


APRIL 1995 STOCK ISSUANCES



                        Amount of
                       Securities        Offering
     Title                Sold             Price              Purchaser
---------------        -----------       ----------         -----------------


Common Stock               7,500             *              Olshan Grundman
                                                            Frome & Rosenzweig

Common Stock               2,800             *              Stephen Irwin

Common Stock                 200             *              Jeffrey Spindler


----------------
* In April 1995, the Company issued such shares in exchange for the cancellation of an account payable in the approximate amount of $45,000.

OCTOBER 1995 STOCK ISSUANCES



                      Amount of
                      Securities          Offering
    Title               Sold               Price              Purchaser
    -----               ----               -----              ---------



Common Stock          6,581                  *               Peter Forbes &
                                                             Associates, Inc.

Common Stock          3,637                 **               Matthew Frazer

Common Stock          7,273                 **               Robert Garff

Common Stock          3,637                 **               W. Blair Garff

Common Stock          1,819                 **               Alan Luther

Common Stock          1,819                 **               Michael Luther


-----------------------
* In October 1995, the Company issued such shares in connection with the provision of consulting services to the Company.
** In October 1995, the Company issued such shares in connection with the buy-back of its Las Vegas franchise store.


DECEMBER 1996 AND JANUARY 1997 BRIDGE NOTES AND WARRANTS

                  (a) December 1996


                         Amount of Securities   Offering
          Title             Sold                 Price        Purchaser
          -----          --------------------    -----        ---------

Promissory Note/Warrants  $36,142.94/550,440   $36,693.34   William Zanker
Promissory Note/Warrants  $19,115.57/291,100   $19,406.66   Terrance C. Murray
Promissory Note/Warrants  $10,408.16/158,500   $10,566.67   Keith Dee
Promissory Note/Warrants $65,666.67/1,000,000  $66,666.67   Dune Holdings, Inc.
Promissory Note/Warrants $65,666.67/1,000,000  $66,666.67   RAASAY, S.A.
Promissory Note/Warrants $65,666.67/1,000,000  $66,666.67   HANDA, S.A.



         (b) January 1997

         The purchase by William Zanker of the Promissory Note and Warrants described in (a) above was rescinded and a Promissory Note and Warrants in equal amount were purchased by Harold Hochberger for the same price.

         (c) The sales set forth above are claimed to be exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an Issuer not involving any public offering. All certificates representing the shares issued and currently outstanding by the Registrant herein have been properly legended.


Item 27.        EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                         DESCRIPTION
-----------                         -----------

****1.1 Form of Underwriting Agreement between the Company and Investors Associates, Inc.

****1.2.1           Form of Agreement Among Underwriters.

****1.2.2           Form of Selected Dealer Agreement.

**3.1               Certificate of Incorporation of the Company, as amended.

****3.2 Amendment of Certificate of Incorporation of the Company (designating Series A Convertible Preferred Stock).

**3.3               Amended and Restated By-Laws of the Company.

**4.1               Specimen Certificate of the Company's Common Stock.

****4.2.1           Form  of  Underwriter's   Preferred  Stock  Purchase  Option
                    Agreement.

****4.2.2           Form  of  Underwriter's   Preferred  Stock  Purchase  Option
                    Certificate.

**4.3               1994 Employee Stock Option Plan.

**4.4               Nonqualified Option Agreement of Mr. Zanker.

**4.5               Nonqualified Option Agreement of Mr. Murray.

**4.6               Nonqualified Option Agreement of Mr. Thompson.

**4.7 Form of Option Agreement for Options to be issued to outside directors upon completion of the Offering.

 *4.8               Form of Warrant Certificate.

 *4.9 Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

 *5.1 Opinion of Olshan Grundman Frome & Rosenzweig LLP as to the legality of the securities.

**10.1 Employment Agreement dated November 1, 1994 between the Company and William Zanker.

**10.1.1 Amendment dated February 1, 1995 to the Employment Agreement dated November 1, 1994 between the Company and William Zanker.

**10.1.2 Amendment No. 2 dated February 27, 1995 to the Employment Agreement dated November 1, 1994 between the Company and William Zanker.

**10.2 Employment Agreement dated November 1, 1994 between the Company and Terrance C. Murray.

**10.2.1 Amendment dated February 1, 1995 to the Employment Agreement dated November 1, 1994 between the Company and Terrance C. Murray.

**10.2.2 Amendment No. 2 dated February 27, 1995 to the Employment Agreement dated November 1, 1994 between the Company and Terrance C. Murray.

**10.3 Employment Agreement dated November 1, 1994 between the Company and Steven J. Thompson.

**10.3.1 Amendment dated February 1, 1995 to the Employment Agreement dated November 1, 1994 between the Company and Steven J. Thompson.

**10.3.2 Amendment No. 2 dated February 27, 1995 to the Employment Agreement dated November 1, 1994 between the Company and Steven J. Thompson.

**10.4 Franchise Agreement dated May 14, 1994 between Emerald Desert Rub and the Company.

**10.5 Lease Agreement dated August 25, 1993 between 175 East 57th Street, Inc. and the Company concerning the Third Avenue Store.

**10.6 Lease Agreement dated February 1994 between Town Sports International, Inc. and the Company concerning the East 86th Street Store.

**10.7 Notice of Town Sports International, Inc. to the Company terminating the East 86th Street Store lease.

**10.7.1 Lease Extension dated February 27, 1995 relating to the 86th Street Store Lease.

**10.8 Lease Agreement dated May 15, 1994 between Martin Cable and the Company.

**10.9 Sublease Agreement dated May 31, 1994 between the Company and Emerald Desert Rub.

**10.10 Commercial Lease and Deposit Receipt dated December 31, 1994 for the Company's San Rafael, California office.

**10.11 Promissory Note dated April 5, 1994 issued to Colonial Capital Corp. for $165,000.

**10.12 Substitute Promissory Note dated November 1, 1994 issued to Colonial Capital Corp. for $165,000.

**10.13 Letter Agreement dated December 23, 1994 between the Company and Colonial Capital, Inc.

**10.14 Promissory Note dated April 5, 1994 issued to Gary D. Lipson for $50,000.

**10.15 Substitute Promissory Note dated November 1, 1994 issued to Gary D. Lipson for $50,000.

**10.16 Promissory Note dated April 5, 1994 issued to Kipnis Tescher Lippman Valinsky and Kain for $115,000.

**10.17 Substitute Promissory Note dated November 1, 1994 issued to Kipnis Tescher Lippman Valinsky & Kain for $115,000.

**10.18 Letter Agreement dated December 28, 1994 between the Company and Kipnis Tescher Lippman Valinsky and Kain.

**10.19 Letter of Understanding dated December 16, 1994 from the Company to Colonial Capital, Inc.

**10.20 Purchase Agreement dated June 10, 1993 by and among the Company, Michael Schub, Linda Amori, Ron Rodriguez, Debbie Dworkin and William Zanker.

**10.21             Mutual Termination  Agreement dated November 15, 1994 by and
                    among  the  Company,   Michael  Schub,   Linda  Amori,   Ron
                    Rodriguez, Debbie Dworkin and William Zanker.

**10.22             Option  Agreement dated June 20, 1994 between Bay Area Backs
                    I  and  the  Company  relating  to  a  potential   franchise
                    agreement.

**10.23             Option  Agreement dated June 21, 1994 between Bay Area Backs
                    I  and  the  Company  relating  to  a  potential   franchise
                    agreement.

**10.24 Letter dated October 19, 1994 from the Company to Bay Area Backs I extending the term of the Option Agreements.

**10.24.1           Letter dated  February 13, 1995 from the Company to Bay Area
                    Backs I extending the term of the Option Agreements.

**10.25 Form of Bridge Note relating to December 1994 private placement securities offering.

**10.26             The Company's  Uniform  Franchise  Offering  Circular  dated
                    April 1, 1994.

**10.27             Letter of Intent dated June 9, 1994 between Brookstone, Inc.
                    and the Company.

**10.28 Letter of Intent dated October 6, 1994 between Brookstone, Inc. and the Company.

**10.29 Assignment of Patent Rights dated December 23, 1994 from William Zanker to the Company.

**10.30 Consulting Agreement dated March 9, 1995 between the Company and A. Clinton Allen.

**10.31             Option Agreement dated March 9, 1995 between the Company and
                    A. Clinton Allen.

**10.32 Indemnification Letter dated March 9, 1995 from the Company to A. Clinton Allen.

***10.33            Option  Agreement  dated  December  7,  1995,  by and  among
                    Laidlaw Holdings, Inc., Laidlaw Equities, Inc. and the Company.

***10.34 Franchise Termination Agreement dated as of May 30, 1995, by and between the Company and Emerald Desert Rub.

***10.35 Option Termination Agreement dated as of May 30, 1995, by and between the Company and Bay Area Backs I.

***10.36 Financial Advisory and Consulting Agreement between the Company and Investors Associates, Inc.

****10.37           Consulting  agreement  dated  February  1, 1996  between the
                    Company and Horatio Management Services Corp.

*10.38 Form of Warrant solicitation fee letter agreement between the Company and Investors Associates, Inc.

*10.39 Form of mergers and acquisitions fee agreement between the Company and Investors Associates, Inc.

***11.1             Statement regarding Computation of Per Share Earnings.

**16.1 Letter from Elwell, Cangiano, Zdon & Dee relating to change in accountants.

***21.1             Subsidiaries of the Company.

*23.1 Consent of Olshan Grundman Frome & Rosenzweig LLP (included in Exhibit 5.1).

23.2                Consent of BDO Seidman, LLP, certified public accountants.

24.1 Powers of Attorney (included on signature page to this Registration Statement).

--------------------


*        To be filed by amendment.

** Incorporated by reference to the Company's Registration Statement on Form SB-2 (File No. 33-88052).

*** Incorporated by reference to the Company's Form 10-KSB for the fiscal year ended December 31, 1995 (File No. 0-25334).

**** Incorporated by reference to the Company's Registration Statement on Form SB-2 (File No. 333-21203).

Item 28.       UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (a) To include any Prospectus required by Section 10(a)(3) of the Act;

             (b) To reflect in the Prospectus any facts or events which, individually or together represent a fundamental change in the information set forth in the Registration Statement;

             (c) To include any additional or changed material information on the plan of distribution;

         (2) That, for the purpose of determining any liability under the Act, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorizes this Registration Statement to be signed on its behalf by the undersigned, the City of New York, State of New York, on the 7th day of February, 1997.

                                        THE GREAT AMERICAN BACKRUB STORE, INC.


                                        By: /S/ William Zanker
                                            ------------------
                                            William Zanker
                                            Chairman of the Board and President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Zanker, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


       SIGNATURE                 TITLE                        DATE

/S/ WILLIAM ZANKER           Chairman of the Board,        February 7, 1997
--------------------------   President and Director
    William Zanker

/S/ TERRANCE C. MURRAY       Chief Executive Officer       February 7, 1997
--------------------------   and Director (principal
    Terrance C. Murray       executive officer)

/S/ KEITH DEE                Chief Financial Officer       February 7, 1997
--------------------------   and Secretary
    Keith Dee                (principal financial
                             and accounting officer)

/S/ STEPHEN SELIGMAN         Director                      February 7, 1997
--------------------------
    Stephen Seligman

/S/ EDWARD E. FABER          Director                      February 7, 1997
--------------------------
    Edward E. Faber

/S/ PETER HANELT             Director                      February 7, 1997
--------------------------
    Peter Hanelt

/S/ DONALD R. FLEISCHER      Director                      February 7, 1997
--------------------------
    Donald R. Fleischer

/S/ ANDREW L. HYAMS          Director                      February 7, 1997
---------------------------
    Andrew L. Hyams

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549









                                    EXHIBITS




                                       TO


                                    Form S-3



                             REGISTRATION STATEMENT


                                      UNDER


                           THE SECURITIES ACT OF 1933









                     THE GREAT AMERICAN BACKRUB STORE, INC.
               (Exact name of issuer as specified in its charter)

                                  EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION

****1.1 Form of Underwriting Agreement between the Company and Investors Associates Inc.

****1.2.1      Form of Agreement Among Underwriters.

****1.2.2      Form of Selected Dealer Agreement.

**3.1          Certificate of Incorporation of the Company, as amended.

****3.2        Amendment  of  Certificate  of   Incorporation   of  the  Company
               (designating Series A Convertible Preferred Stock).

**3.3          Amended and Restated By-Laws of the Company.

**4.1          Specimen Certificate of the Company's Common Stock.

****4.2.1      Form of Underwriter's Preferred Stock Purchase Option Agreement.

****4.2.2      Form   of   Underwriter's   Preferred   Stock   Purchase   Option
               Certificate.

**4.3          1994 Employee Stock Option Plan.

**4.4          Nonqualified Option Agreement of Mr. Zanker.

**4.5          Nonqualified Option Agreement of Mr. Murray.

**4.6          Nonqualified Option Agreement of Mr. Thompson.

**4.7 Form of Option Agreement for Options to be issued to outside directors upon completion of the Offering.

 *4.8          Form of Warrant Certificate.

 *4.9 Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

 *5.1 Opinion of Olshan Grundman Frome & Rosenzweig LLP as to the legality of the securities.

**10.1 Employment Agreement dated November 1, 1994 between the Company and William Zanker.

**10.1.1 Amendment dated February 1, 1995 to the Employment Agreement dated November 1, 1994 between the Company and William Zanker.

**10.1.2 Amendment No. 2 dated February 27, 1995 to the Employment Agreement dated November 1, 1994 between the Company and William Zanker.

**10.2 Employment Agreement dated November 1, 1994 between the Company and Terrance C. Murray.

**10.2.1 Amendment dated February 1, 1995 to the Employment Agreement dated November 1, 1994 between the Company and Terrance C. Murray.

**10.2.2 Amendment No. 2 dated February 27, 1995 to the Employment Agreement dated November 1, 1994 between the Company and Terrance
               C. Murray.

**10.3 Employment Agreement dated November 1, 1994 between the Company and Steven J. Thompson.

**10.3.1 Amendment dated February 1, 1995 to the Employment Agreement dated November 1, 1994 between the Company and Steven J. Thompson.

**10.3.2 Amendment No. 2 dated February 27, 1995 to the Employment Agreement dated November 1, 1994 between the Company and Steven
               J. Thompson.

**10.4 Franchise Agreement dated May 14, 1994 between Emerald Desert Rub and the Company.

**10.5 Lease Agreement dated August 25, 1993 between 175 East 57th Street, Inc. and the Company concerning the Third Avenue Store.

**10.6         Lease   Agreement   dated   February  1994  between  Town  Sports
               International, Inc. and the Company concerning the East 86th Street Store.

**10.7         Notice  of  Town  Sports  International,   Inc.  to  the  Company
               terminating the East 86th Street Store lease.

**10.7.1 Lease Extension dated February 27, 1995 relating to the 86th Street Store Lease.

**10.8         Lease  Agreement  dated May 15, 1994 between Martin Cable and the
               Company.

**10.9 Sublease Agreement dated May 31, 1994 between the Company and Emerald Desert Rub.

**10.10 Commercial Lease and Deposit Receipt dated December 31, 1994 for the Company's San Rafael, California office.

**10.11 Promissory Note dated April 5, 1994 issued to Colonial Capital Corp. for $165,000.

**10.12 Substitute Promissory Note dated November 1, 1994 issued to Colonial Capital Corp. for $165,000.

**10.13 Letter Agreement dated December 23, 1994 between the Company and Colonial Capital, Inc.

**10.14        Promissory  Note dated April 5, 1994 issued to Gary D. Lipson for
               $50,000.

**10.15        Substitute  Promissory Note dated November 1, 1994 issued to Gary
               D. Lipson for $50,000.

**10.16 Promissory Note dated April 5, 1994 issued to Kipnis Tescher Lippman Valinsky and Kain for $115,000.

**10.17 Substitute Promissory Note dated November 1, 1994 issued to Kipnis Tescher Lippman Valinsky & Kain for $115,000.

**10.18 Letter Agreement dated December 28, 1994 between the Company and Kipnis Tescher Lippman Valinsky and Kain.

**10.19 Letter of Understanding dated December 16, 1994 from the Company to Colonial Capital, Inc.

**10.20 Purchase Agreement dated June 10, 1993 by and among the Company, Michael Schub, Linda Amori, Ron Rodriguez, Debbie Dworkin and William Zanker.

**10.21 Mutual Termination Agreement dated November 15, 1994 by and among the Company, Michael Schub, Linda Amori, Ron Rodriguez, Debbie Dworkin and William Zanker.

**10.22 Option Agreement dated June 20, 1994 between Bay Area Backs I and the Company relating to a potential franchise agreement.

**10.23 Option Agreement dated June 21, 1994 between Bay Area Backs I and the Company relating to a potential franchise agreement.

**10.24 Letter dated October 19, 1994 from the Company to Bay Area Backs I extending the term of the Option Agreements.

**10.24.1      Letter dated February 13, 1995 from the Company to Bay Area Backs
               I extending the term of the Option Agreements.

**10.25 Form of Bridge Note relating to December 1994 private placement securities offering.

**10.26        The Company's Uniform Franchise  Offering Circular dated April 1,
               1994.

**10.27 Letter of Intent dated June 9, 1994 between Brookstone, Inc. and the Company.

**10.28        Letter of Intent dated October 6, 1994 between  Brookstone,  Inc.
               and the Company.

**10.29 Assignment of Patent Rights dated December 23, 1994 from William Zanker to the Company.

**10.30        Consulting  Agreement dated March 9, 1995 between the Company and
               A. Clinton Allen.

**10.31        Option  Agreement  dated March 9, 1995 between the Company and A.
               Clinton Allen.

**10.32        Indemnification Letter dated March 9, 1995 from the Company to A.
               Clinton Allen.

***10.33 Option Agreement dated December 7, 1995, by and among Laidlaw Holdings, Inc., Laidlaw Equities, Inc. and the Company.

***10.34 Franchise Termination Agreement dated as of May 30, 1995, by and between the Company and Emerald Desert Rub.

***10.35 Option Termination Agreement dated as of May 30, 1995, by and between the Company and Bay Area Backs I.

***10.36 Financial Advisory and Consulting Agreement between the Company and Investors Associates, Inc.

****10.37      Consulting  agreement  dated February 1, 1996 between the Company and Horatio Management Services Corp.

*10.38 Form of Warrant solicitation fee letter agreement between the Company and Investors Associates, Inc.

*10.39 Form of mergers and acquisitions fee agreement between the Company and Investors Associates, Inc.

***11.1        Statement regarding Computation of Per Share Earnings.

**16.1 Letter from Elwell, Cangiano, Zdon & Dee relating to change in accountants.

***21.1        Subsidiaries of the Company.

*23.1          Consent of Olshan  Grundman  Frome & Rosenzweig  LLP (included in
               Exhibit 5.1).

23.2           Consent of BDO Seidman, LLP, certified public accountants.

24.1           Powers  of  Attorney   (included  on   signature   page  to  this
               Registration Statement).


-------------------


*        To be filed by amendment.

** Incorporated by reference to the Company's Registration Statement on Form SB-2 (File No. 33-88052).

*** Incorporated by reference to the Company's Form 10-KSB for the fiscal year ended December 31, 1995 (File No. 0-25334).

**** Incorporated by reference to the Company's Registration Statement on Form SB-2 (File No. 333-21203).